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                            THE VANGUARD GROUP, INC.

                  DEFINED CONTRIBUTION CLEARANCE & SETTLEMENT
                                   AGREEMENT

THIS AGREEMENT, made this 8th day of January, 2009 by and between THE VANGUARD GROUP, INC. ("Vanguard"), a Pennsylvania corporation with its principal place of business in Pennsylvania, and HARTFORD LIFE INSURANCE COMPANY, INC. (the "Intermediary"), a stock life insurance company organized under the laws of the state of Connecticut with its principal place of business in Connecticut.

                                   WITNESSETH

WHEREAS, Vanguard provides services as transfer agent, dividend disbursement agent, and shareholder servicing agent for the open-end management investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), that are included in The Vanguard Group of investment companies, as well as Vanguard STAR Funds and Vanguard Institutional Index Fund (each, a "Vanguard Fund" and collectively, the "Vanguard Funds");

WHEREAS, the Intermediary is either (i) a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) an investment adviser registered under the Investment Advisers Act of 1940, as amended, (iii) a bank or trust company which is a member of the Federal Reserve System or is supervised and examined by state or federal authorities having supervision over banks, (iv) an insurance company which is supervised and examined by state authorities having supervision over insurance companies, or
(v) a transfer agent or clearing agency registered under the Exchange Act;

WHEREAS, the Intermediary provides participant accounting, record-keeping, administrative and/or other services to certain plans intended to meet the qualification requirements of Sections 401, 403(b) of 457 of the Internal Revenue Code of 1986, as amended (each, a "Plan" and collectively, the "Plans");

WHEREAS, the Intermediary is an insurance company that issues certain group variable annuity contracts and variable funding agreements (the "Contracts") funded through an insurance company separate account (the "Separate Account");

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Intermediary under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts;

WHEREAS, the Intermediary issues Contracts in connection with the Plans;

WHEREAS, each Contract provides for the allocation of purchase payments and transfers of Contract value between or among the various sub-accounts of a Separate Account;

WHEREAS, each sub-account invests in shares of an open-end management investment company which serves as an investment option under the Contract;

WHEREAS, the Intermediary has established or will establish individual accounts on its defined contribution plan record-keeping system reflecting all transactions by or on behalf of participants and beneficiaries

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under each Plan which result in purchase, redemptions or current-day exchanges by the Separate Account of shares of the Vanguard Funds;

WHEREAS, Vanguard has established or will establish accounts on its mutual fund shareholder record-keeping system to reflect the Separate Accounts' ownership of shares of the Vanguard Funds and all transactions by the Separate Accounts involving such shares;

WHEREAS, Vanguard and the Intermediary are members of the National Securities Clearing Corporation ("NSCC") or otherwise have access to the NSCC's Fund/SERV system ("Fund/SERV");

WHEREAS, Fund/SERV permits the electronic transmission of the Separate Accounts' account transaction data between Vanguard and the Intermediary;

WHEREAS, Vanguard and the Intermediary desire to participate in Fund/SERV with respect to transactions by the Separate Accounts involving shares of the Vanguard Funds, pursuant to the terms and conditions set forth in this Agreement and the Operating and Contingency Procedures/Defined Contribution Clearance & Settlement, as they may be modified from time to time in Vanguard's sole discretion, which are attached hereto and made a part hereof (the "DCC&S Operating/Contingency Procedures");

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  APPOINTMENT OF THE INTERMEDIARY AS AGENT.

(a) Authorization of Intermediary. Subject to any and all limitations set forth in this Agreement and in the DCC&S Operating/Contingency Procedures, Vanguard, as transfer agent for the Vanguard Funds, hereby appoints the Intermediary as the limited agent of Vanguard, and the Intermediary hereby accepts such appointment, for the purpose of treating instructions received by the Intermediary from Plan participants and Contract owners as to the allocation of Contract purchase payments, Contract transfers and Contract surrenders (to the extent such instructions would result in the purchase, redemption or exchange of Vanguard Fund shares by a Separate Account) ("Instructions") as receipt by Vanguard of purchase, redemption and exchange orders for shares of the Vanguard Funds. A Vanguard Fund will be deemed to have received a purchase, redemption or exchange order when the Intermediary accepts the order in accordance with this Agreement. In most instances, a Plan participant or Contract owner will receive the share price next computed by the Vanguard Fund after the time at which such Plan participant or Contract owner provides Instructions to the Intermediary, provided all of the requirements and obligations of the Intermediary with respect to acceptance and transmission of orders set forth in this Agreement are satisfied.

(b) Participant-Level and Contract Owner-Level Transactions. The purchases, redemptions and exchanges accepted by the Intermediary pursuant to Section 1(a) above shall be based on: (i) Plan participant-level or Contract owner-level transactions made by or on behalf of Plan participants and Contract-owners under the Separate Accounts which are recorded on the Intermediary's record-keeping system; or (ii) other authorized transaction directions received by the Intermediary from the Separate Accounts which are recorded on the Intermediary's record-keeping system. For purposes of this Agreement, "Plan participant-level transactions" shall relate only to defined contribution funds and shall include the following and "Contract owner-level transactions" shall also include the following:

       (A) Any authorized Instruction to a Separate Account by or on behalf of any Plan participant or Contract Owner to invest in a Vanguard Fund through the Separate Account in accordance with the terms and conditions of the Plan, Contract and the applicable Vanguard Fund prospectus;

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    (B) Any authorized Instruction to a Separate Account to exchange existing amounts held on behalf of any Plan participant, or Contract Owner to a Vanguard Fund through the Separate Account in accordance with the terms and conditions of the Contract, Plan and the applicable Vanguard Fund prospectus;

    (C) Any authorized Instruction to a Separate Account to exchange existing amounts invested in a Vanguard Fund through the Separate Account on behalf of any Plan participant or Contract owner to any other investment option offered under the Plan or Contract, as the case may be, in accordance with the terms and conditions of the Plan, Contract and the applicable Vanguard Fund prospectus; and

    (D) Any authorized Instruction to a Separate Account on behalf of any Plan participant or Contract owner to pay loan, withdrawal or distribution proceeds to a Plan participant or Contract owner from a Vanguard Fund held through the Separate Account in accordance with the terms and conditions of the Plan, Contract and the applicable Vanguard Fund prospectus.

(c) Separate Account Recordkeeping. (i) The Intermediary shall maintain records for the Separate Accounts and for the Plan participants and Contract owners reflecting all shares of the Vanguard Funds purchased, redeemed and exchanged by the Separate Accounts based on Instructions (including the date and price for all transactions and share balances) and all re-investments by the Separate Accounts of dividends and capital gains distributions paid by the Vanguard Funds. The Intermediary shall reconcile on each day that the New York Stock Exchange is open for trading (a "Business Day") all transactions by the Separate Accounts involving shares of the Vanguard Funds (including purchases, redemptions, exchanges and reinvestments of dividends and capital gains distributions) with the corresponding Instructions on the Intermediary's record-keeping system. It is understood than the Intermediary's maintenance of Plan participant-level account records for a Plan and Contract owner-level accounts records for a Contact are done as the agent for the Separate Accounts and not as the agent for Vanguard or any of its affiliates.

       (ii) The Intermediary shall promptly notify Vanguard if the Intermediary experiences difficulty in maintaining Plan participant-level records and/or Contract-owner level records, all as described above, in an accurate and complete manner. The Intermediary agrees to furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Intermediary's compliance with the terms of this Agreement (including, without limitation, periodic certifications confirming the provision of the Intermediary's record-keeping services to the Separate Accounts in a manner consistent with the terms of this Agreement).

(d) No Extension of Agency. Notwithstanding the authorizations granted by Vanguard under this Section 1, the Intermediary shall not be, nor hold itself out to the public or engage in any activity as an agent for Vanguard in respect of or in connection with the distribution or marketing of shares of the Vanguard Funds.

(e) Availability of Vanguard Fund Shares. The parties acknowledge and agree that the availability of shares of any Vanguard Fund shall be subject to the Vanguard Fund's then-current prospectus and statement of additional information, applicable federal and state laws, and applicable rules and regulations of the Securities and Exchange Commission ("SEC") and the Financial Industry Regulatory Authority, Inc. ("FINRA").

2.  COMPLIANCE RESPONSIBILITIES.

(a) Vanguard is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material prepared by it relating to each Vanguard Fund with all applicable laws, rules and regulations (except for advertising or marketing material prepared by the Intermediary to the extent any information therein was not published or provided to the Intermediary by or on behalf of Vanguard or any Vanguard Fund or accurately derived from information published or provided by or on behalf of Vanguard or any Vanguard Fund), (ii) the registration or

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qualification of the shares of each Vanguard Fund under all applicable laws, rules and regulations, and (iii) the compliance by Vanguard and each Vanguard Fund with all applicable laws, rules and regulations (including the 1940 Act) governing its performance under this Agreement, and the rules and regulations of each self-regulatory organization with jurisdiction over Vanguard or the Vanguard Fund, except to the extent that the failure to so comply by Vanguard or any Vanguard Fund is caused by the Intermediary's breach of this Agreement or the Intermediary's willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement.

(b) The Intermediary is responsible for the Intermediary's compliance with all applicable laws, rules and regulations governing its performance under this Agreement, and the rules and regulations of each self-regulatory organization with jurisdiction over the Intermediary, except to the extent that the Intermediary's failure to comply with any law, rule or regulation is caused by Vanguard's breach of this Agreement or Vanguard's willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement.

3.  FEES AND EXPENSES.

(a) Vanguard and the Intermediary agree that no fees will be paid to, or exchanged or shared between Vanguard and the Intermediary under this Agreement.

(b) Each party will pay all of its out-of-pocket expenses incurred in connection with the performance of its obligations under this Agreement, except as may otherwise be specified in this Agreement.

4.  REPRESENTATIONS AND WARRANTIES.

(a)  Vanguard represents and warrants that:

       (i) It has the requisite authority to enter into this Agreement on its own behalf and on behalf of the Vanguard Funds;

       (ii) It has taken all actions legally necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by its authorized representative and constitutes its legal, valid and binding obligation, enforceable against Vanguard in accordance with its terms;

       (iii) It or an affiliate is in compliance with the applicable Conditions and qualifications set forth in Rule 2830 of the Conduct Rules of FINRA, as amended from time to time, which enable a member of FINRA to offer or sell shares of the Vanguard Funds;

       (iv) Each Vanguard Fund is a no load or no sales charge fund;

       (v) Either the Vanguard Funds, Vanguard or its agent are Fund Members of the NSCC and have access to the NSCC's Fund/SERV system; and

       (vi) Vanguard currently has and at all times pertinent hereto will have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its financial obligations arising under this Agreement, including its obligations under Section 12 of this Agreement.

(b)  The Intermediary represents and warrants that:

       (i) It is one or more of the following: (A) a broker-dealer registered under the Exchange

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         Act and a member in good standing of FINRA; (B) an investment adviser registered under the Investment Advisers Act of 1940, as amended; (C) a bank or trust company which is a member of the Federal Reserve System or is supervised and examined by state or federal authorities having supervision over banks; (D) an insurance company which is supervised and examined by state authorities having supervision over insurance companies; or (E) a transfer agent or clearing agency registered under the Exchange Act;

    (ii) It or a relevant designee is an NSCC Member and has access to Fund/SERV;

    (iii) It has taken all actions legally necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by its authorized representative and constitutes its legal, valid and binding obligation, enforceable against the Intermediary in accordance with its terms;

    (iv) All orders for the purchase, redemption and exchange of shares of the Vanguard Funds ("Orders") which correspond to Instructions received by the Intermediary from a Plan participant or Contract owner on a Business Day, and any corrections to such Orders, will be entered by the Intermediary onto Fund/SERV by the applicable cutoff time for Order entries or entry corrections set forth in the DCC&S Operating Procedures;

    (v) It will not transmit any Order to Vanguard through Fund/SERV on a Business Day pursuant to this Agreement unless (A) the Intermediary has received Instructions resulting in such Order from the Plan participant or Contract owner prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Time) ("Market Close") on such Business Day, and (B) such Order is for a tax-qualified defined contribution plan;

    (vi) It will not permit a Plan or participant, Contract owner or Separate Account to cancel or modify after Market Close on a Business Day any Order or Instructions received from such Plan participant. Contract owner or Separate Account prior to Market Close on such Business Day;

    (vii) All Orders transmitted to Vanguard through Fund/SERV pursuant to this Agreement will have been duly authorized by the applicable Separate Account;

    (viii) With respect to all Orders transmitted to Vanguard through Fund/SERV pursuant to this Agreement, the Intermediary will maintain, or cause to be maintained, records sufficient to document the truth of the representations and warranties set forth in this Section 4(b); such records will be available to Vanguard for inspection promptly upon request;

    (ix) The Intermediary maintains policies and procedures that are designed to ensure compliance with the requirements of Rule 22c-1 under the 1940 Act, applicable SEC and SEC staff interpretations, and the terms of this Agreement, and the Intermediary is in compliance with such policies and procedures;

    (x) The Intermediary currently has and at all times pertinent hereto will have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its financial obligations arising under this Agreement, including its obligations under Section 12 of this Agreement;

    (xi) The Intermediary (A) has not designated or authorized, and will not during the term of this Agreement designate or authorize, any underlying institution to accept on the Vanguard Funds' behalf Instructions or Orders from or on behalf of customers of such underlying institution, and (B) does not and will not during the term of this Agreement hold any Vanguard Fund shares for or on behalf of an underlying

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            institution that (1) holds such Vanguard Fund shares on behalf of its underlying customers or (2) otherwise constitutes a "financial intermediary" as such term is defined in SEC Rule 22c-2(c)(1); and

       (xii) the Contracts are exempt from or not subject to registration under the Securities Act of 1933, as amended (the "1933 Act") and the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and with state insurance suitability requirements.

       (xiii) it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale thereof as a segregated asset account under Section 38a-433 of the Connecticut Insurance Code and each Separate Account is exempt from registration under the 1940 Act. The Intermediary will notify Vanguard if it believes a Separate Account will cease to qualify for the exception from the definition of investment company provided under Sections 3(c)(1), 3(c)(7), or 3(c)(11) of the 1940 Act. Notification shall be made prior to the end of the calendar quarter in which the Intermediary becomes aware that the Separate Account may cease to qualify.

       (xiii) In connection with the authorizations in Section 1 of this Agreement, the Intermediary represent and warrants to Vanguard that:

              (A) The Intermediary has implemented an internal control structure and adopted written internal control procedures that are reasonably designed to prevent and detect on a timely basis Orders resulting from Instructions received by the Intermediary after Market Close from being aggregated with Orders received by the Intermediary before Market Close, and to minimize errors that could result in late transmission of Orders to Vanguard ("Internal Control Procedures").

              (B) The Intermediary will review, no less than annually, the adequacy of its Internal Control Procedures and will change and modify them as necessary to maintain their adequacy.

              (C) Upon request by Vanguard, the Intermediary will provide
                  Vanguard with a description of its Internal Control Procedures and a certification from the Intermediary that they are adequate as of the most recent review.

5.  OBLIGATIONS OF VANGUARD.

(a) Transactions Subject to Fund/SERV. Vanguard will accept Orders transmitted by the Intermediary through Fund/SERV on behalf of the Separate Accounts in accordance with this Agreement and the DCC&S Operating/Contingency Procedures. Vanguard will be responsible for processing and executing any such Orders from the Intermediary in a timely manner.

(b) Performance of Duties. Vanguard will perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC from time to time. Vanguard will maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. Vanguard will conduct each of the foregoing activities in a competent manner and in compliance with (i) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and (ii) the then-current prospectuses, statements of additional information ("SAIs"), and policies of the Vanguard Funds; provided, however, that in the event of a conflict between the provisions of the DCC&S Operating/Contingency Procedures and any applicable "optional" NSCC rule or procedure, the DCC&S Operating/Contingency Procedures will control.

(c) Accuracy of Information, Transmissions Through and Access to Fund/SERV. All information provided by Vanguard to the Intermediary through Fund/SERV and pursuant to this Agreement will be accurate, complete and in the format prescribed by the NSCC. Vanguard will adopt, implement and maintain

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procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by Vanguard.

(d) Pricing Information. On every Business Day, Vanguard will transmit by 7:00 p.m., Eastern time, each Vanguard Fund's closing net asset value and public offering price (if applicable) for that day and/or notification of no price for that day, to the Intermediary via both the NSCC's Mutual Fund Profile Service and such other transmission method mutually agreed to by the parties. Vanguard shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Vanguard Funds (e.g., natural disasters, etc.). The Intermediary shall not be entitled to rely on any source of net asset value information other than such transmission by Vanguard.

6.  OBLIGATIONS OF THE INTERMEDIARY.

(a) Performance of Duties. The Intermediary will perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC from time to time. The Intermediary will maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Intermediary will conduct each of the foregoing activities in a competent manner and in compliance with all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV; provided, however, that in the event of a conflict between the provisions of the DCC&S Operating/Contingency Procedures and any applicable "optional" NSCC rule or procedure, the DCC&S Operating/Contingency Procedures will control.

(b) Accuracy of Information, Transmissions Through and Access to Fund/SERV. All information provided by the Intermediary to Vanguard through Fund/SERV and pursuant to this Agreement will be accurate, complete and in the format prescribed by the NSCC. For each Fund/SERV Order, the Intermediary will provide Vanguard with all information reasonably required by Vanguard to establish and maintain such Order (and any subsequent adjustments to such Order). The Intermediary will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the Intermediary.

(c) Accepting and Transmitting Orders. As provided in Section 1, and in accordance with the procedures set forth below and in the DCC&S Operating/Contingency Procedures, the Intermediary will act as the limited agent of Vanguard to receive Instructions from Plan participants and Contract owners that result in Orders by the Separate Accounts for purchase, redemption and exchange by the Separate Accounts of shares of the Vanguard Funds. All such Orders shall be settled with the NSCC, except as otherwise provided in the DCC&S Operating/Contingency Procedures.

       (i) Receipt by the Intermediary of Participant-Level Transactions. The parties understand and agree that the Intermediary may receive participant-level transactions in various formats, including directions in writing, by computer magnetic tape, diskette or electronic data transmission, through interactive voice response system, or by any other accepted method for transmitting defined contribution plan data that is adopted for the Plans, Contracts and Separate Accounts. All Instruction shall be received and processed by the Intermediary in accordance with its standard transaction processing procedures that apply to all investment options offered through the Separate Accounts under the Contracts and Plans. The Intermediary shall maintain records sufficient to identify the date and time of receipt of all Instructions resulting in Orders for the Vanguard Funds and shall make such records available upon request for examination by Vanguard or its designated representative or, at the request of Vanguard, by appropriate governmental authorities or self-regulatory organizations. Under no circumstances shall the Intermediary change, alter or manipulate any Instructions received by it in good order.

       (ii) Transmission by the Intermediary of Orders. Based on the Instructions and other authorized transactions from the Separate Accounts received by the Intermediary prior to Market Close on each

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          Business Day, the Intermediary shall transmit to Vanguard via
          Fund/SERV by the time of receipt of Cycle 7 from the NSCC on the following Business Day (approximately 7:00 a.m. Eastern time) a file containing the Order, in dollars or shares, by each Separate Account (or in the aggregate for all Separate Accounts if the parties have agreed in advance) for shares of each Vanguard Fund for the preceding Business Day. Each transmission by the Intermediary of a net purchase or redemption Order shall constitute a representation by the Intermediary that such order was based solely on Instructions and other authorized transactions from the Separate Accounts received by the Intermediary prior to the Market Close on the previous Business Day, and that such Order included only and all such transactions so received by the Intermediary.

(d) Redemption Fees. The parties acknowledge that as of the effective date of this Agreement, the Intermediary does not offer any Vanguard Funds that charge a redemption fee. However, in the event the Intermediary does offer Vanguard Funds that charge a redemption fee, the following provision shall apply. The Intermediary agrees that it will, where applicable, track, assess and remit to Vanguard, for the benefit of the relevant Vanguard Funds, redemption fees incurred by Plan participants as a result of transactions in Vanguard Funds that charge redemption fees, in accordance with the terms of the Redemption Fee Procedures set forth in Exhibit A attached to this Agreement, as such Exhibit may be modified by Vanguard from time to time in its discretion.

(e) Purchase Fees. The parties acknowledge that as of the effective date of this Agreement, the Intermediary does not offer Vanguard Funds that charge a purchase fee. However, in the event the Intermediary does offer Vanguard Funds that charge a purchase fee, the following provision shall apply. The Intermediary agrees that it will, where applicable, track, assess and remit to Vanguard, for the benefit of the relevant Vanguard Funds, purchase fees incurred by Plan participants as a result of transactions in Vanguard Funds that charge purchase fees, in accordance with the terms of the Vanguard Purchase Fee Procedures set forth in Exhibit B attached to this Agreement, as such Exhibit may be modified by Vanguard from time to time in its discretion.

(f) Frequent Trading Policy. The Intermediary agrees that it will apply the frequent trading policy described in or attached as Exhibit C to this Agreement to Plan participants and Contract owners investing in the Vanguard Funds through the Separate Accounts, as such Exhibit may be modified by the Intermediary upon reasonable advance written notice to Vanguard.

(g) Extraordinary Plan Events. The Intermediary is not authorized to accept as Vanguard's agent any Order for the purchase or redemption of shares in an amount which equals or exceeds the "Large Transaction Amount" for a Vanguard Fund, as specified in Attachment A to the DCC&S Operating/Contingency Procedures ("Attachment A"), where such Order is the result of an "Extraordinary Plan Event" of which the Intermediary is aware, unless the Intermediary has notified Vanguard of such Order by telephone as soon as practicable on the trade date and in no event later than one hour prior to the Market Close on the trade date. For these purposes, an "Extraordinary Plan Event" shall mean an event outside the normal operation of a Separate Account such as an entire Separate Account or Plan moving into or out of a Vanguard Fund or an asset transfer arising from a merger, acquisition or divestiture. In addition, in accordance with the prospectus of each Vanguard Fund, Vanguard reserves the right to refuse any purchase Order, or to delay settlement of any redemption Order, which Vanguard, in its sole discretion. deems disruptive or detrimental to the applicable Vanguard Fund. In connection with any redemption Order that equals or exceeds the applicable Large Transaction Amount, Vanguard reserves the right to delay delivery of redemption proceeds for up to seven days, to the extent permitted by applicable law or regulation, or to effect the redemption through an in-kind distribution of securities. Vanguard reserves the right to revise Attachment A at any time and will provide 30 days' advance written notice of such revision to the Intermediary.

(h) Multiple Share Classes. Certain Vanguard Funds dentified on Attachment A offer one or more special share classes to qualifying investors investing in such Vanguard Funds, including investors investing through financial intermediaries. Vanguard agrees to make these share classes, as in effect from time to time, available to

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those Intermediary accounts with Vanguard that satisfy all then-current eligibility requirements, as specified in Exhibit D attached to this Agreement (which Exhibit may be modified by Vanguard from time to time in its discretion), subject to the Intermediary's compliance with the additional terms and conditions set forth in Exhibit D Vanguard and the Vanguard Funds reserve the right to discontinue availability of any one or more share classes at any time and for any reason without prior notice.

(i) Closed Funds. On occasion, Vanguard may close to new or existing investors one or more of the Vanguard Funds ("Closed Funds") on terms or subject to conditions that may vary from Closed Fund to Closed Fund.

       (i) If, pursuant to the terms of a Closed Fund's closure, any Closed Fund remains available to Plans investing in the Closed Fund through Separate Accounts, then from and after the date on which such Closed Fund is closed to new investors (as such date is determined by Vanguard), the Intermediary will not:

           (A) Open a new account in such Closed Fund, or

           (B) Transmit an Order to purchase shares of such Closed Fund,

unless, in either case, the Plan on behalf of which such account is opened or Order is transmitted is eligible to invest in such Closed Fund pursuant to the terms of the closure and, if applicable, the aggregate amount invested in the Closed Fund by such Plan during the relevant period does not exceed any maximum investment limitation imposed in connection with the fund closing.

       (ii) If a new account is opened in a Closed Fund or a purchase of shares in a Closed Fund is requested in violation of this Section 6(i), Vanguard shall be authorized to cancel the Order by means of which the new account was opened or the purchase was requested at any time and, in the case of a new account, to terminate the account at any time. Any such Cancellation and/or termination shall be on a current-day basis, and Vanguard will return to the Intermediary the lesser of (A) the amount initially invested in violation of paragraph (i) above or (B) the then-current value of such investment.

(j) Advance Information. Vanguard will provide the Intermediary with reasonable notice of any revisions to the Vanguard Funds' prospectuses and/or SAIs that Vanguard believes would affect the Intermediary's performance of its duties and obligations pursuant to this Agreement. In addition, from time to time, the Vanguard Funds may implement policy changes that affect the Intermediary's performance of recordkeeping for a Separate Account or Contract. In order to allow the Intermediary a reasonable amount of time to make any necessary adjustment to its record-keeping systems. Vanguard, in its sole discretion, may communicate such policy changes to the Intermediary before transmitting this information to Vanguard Fund shareholders as a whole ("Advance Information"). The Intermediary shall treat all Advance Information as confidential pursuant to
Section 11 of this Agreement and, prior to its being made public by Vanguard, shall use such information solely for systems adjustment purposes. The Intermediary shall communicate Advance Information to its own directors, officers and employees on a need to know basis, only. Under no circumstances shall the Intermediary communicate Advance Information to any Plan, its sponsor, trustee or participants, Contract owner or to anyone else except as expressly permitted in this Section 6(j) or with Vanguard's prior written consent, until such information becomes publicly available.

(k)  Tax Compliance and Reporting.

       (i) Responsibilities of the Intermediary. The Intermediary shall be responsible for obtaining all information necessary in order to assure that all accounts in the Vanguard Funds are established and maintained in compliance with applicable tax laws, rules and regulations. The Intermediary shall comply in all respects with any and all applicable obligations relating to tax reporting and withholding pursuant to the

            Internal Revenue Code of 1986, as amended (the "Code"), or other applicable tax laws, rule and regulations, including without limitation such obligations relating to the Separate Account purchases and redemptions and any Contract owner-level transactions. The Intermediary shall promptly advise Vanguard or the Vanguard Funds of any matter that may affect the responsibilities of the Vanguard Funds or Vanguard to Plan participants or beneficiaries, Contract owners or the Separate Accounts pursuant to the Code or other applicable tax laws, rules and regulations. All information that is received by the Intermediary from the Vanguard Funds or Vanguard for inclusion in Plan participant, Contract owner or the Separate Account tax statements shall be reported to the Plan participants, Contract owners or the Separate Accounts, as applicable, accurately, completely and in a timely manner. The Intermediary also agrees to obtain and maintain, and to the extent necessary, provide to any Vanguard Fund or Vanguard, for each account in a Vanguard Fund, all forms or documents required by applicable laws, rules or regulations with regard to any of the foregoing.

       (ii) Tax Status of the Intermediary. Upon execution of this Agreement, the Intermediary will provide Vanguard with a duly completed Internal Revenue Service ("IRS") Form W-9 (Request for Taxpayer Identification Number and Certification), or any updated or successor form, signed under penalties of perjury. The Intermediary agrees to notify Vanguard of any changes in its respective tax status and, as appropriate, to provide Vanguard with a new IRS Form W-9, or any updated or successor form.

       (iii) Survival of Tax Obligations. As the Intermediary is responsible hereunder for complying with all applicable laws, rules and regulations concerning the proper establishment and continued maintenance of their respective accounts in the Vanguard Funds, including, without limitation, IRS or Code requirements regarding certified tax identification numbers and compliance with all applicable tax laws, rules and regulations relating to tax reporting and withholding, Vanguard and the Vanguard Funds will not be responsible for compliance therewith. All obligations of the Intermediary related to such tax compliance, including without limitation compliance with all notice obligations under IRS or Code requirements and payment of any and all related fines, interest, penalties or tax, shall survive termination of the Intermediary's accounts and this Agreement.

       (iv) Manual Settlement Procedures. If the Intermediary instructs Vanguard or a Vanguard Fund to remit payments other than to the Intermediary as provided in Section 5(f) of the DCC&S Operating/Contingency Procedures and Vanguard or a Vanguard Fund accepts such instructions, the Intermediary will be responsible hereunder for complying with all applicable tax laws, rules and regulations concerning such payment, including without limitation any tax reporting and withholding requirements under IRS or Code requirements.

(l)  Certain Transactions and Restrictions.

       (i) Agreement to Provide Information. The Intermediary agrees to provide to Vanguard on behalf of a Vanguard Fund, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII"), and the policy number associated with the Shareholder (as defined below), if known, of any or all Shareholders, and the amount, date, and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares (as defined below) held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by Vanguard, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions (each as defined below).

       (ii) Period Covered by Request. Requests must set forth a specific period, not to exceed 90 calendar days from the date of the request, for which transaction information is sought. Vanguard may request transaction information older than 90 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Vanguard Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Vanguard Fund.

       (iii) Timing of Requests. Requests by Vanguard on behalf of the Vanguard Fund for transaction information shall be made no more frequently than quarterly except as Vanguard deems necessary to investigate compliance with policies established by the Vanguard Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Vanguard Fund.

       (iv) Form and Timing of Response.

           (A) The Intermediary agrees to provide the requested information specified in paragraph (i) above promptly, but in any event not later than ten Business Days after receipt of a request by Vanguard. If the requested information is not on its books and records, the Intermediary agrees to use best efforts to promptly either (1) provide (or arrange to have provided) to Vanguard the information set forth in paragraph (i) above for Shareholders who hold an account with an indirect intermediary or (2) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Vanguard Fund. In such instances, the Intermediary agrees to inform Vanguard whether it plans to perform (1) or (2). For purposes of this paragraph, an "indirect intermediary" has the same meaning as defined in SEC Rule 22c-2(c)(5)(iii) under the 1940 Act.

           (B) Responses required by this paragraph must be communicated in a format mutually agreed upon by Vanguard and the Intermediary.

           (C) To the extent practicable, the format for any transaction information provided to Vanguard should be consistent with the NSCC Standardized Data Reporting Format.

       (v) Limitations on Use of Information. The Intermediary agrees that the information provided pursuant to paragraph (i) above will not be used for marketing or any other purpose not related to (A) limiting or reducing abusive trading in Shares issued by the Vanguard Fund,
            (B) collecting purchase or redemption fees (if any), or (C) fulfilling other regulatory or legal requirements, subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

       (vi) Agreement to Restrict Trading. The Intermediary agrees to execute written instructions from Vanguard on behalf of a Vanguard Fund to restrict or prohibit further purchases or exchanges of Vanguard Fund Shares by any Shareholder that has been identified by the Vanguard Fund as having engaged in transactions of the Vanguard Fund's Shares that violate policies established by the Vanguard Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Vanguard Fund. Unless otherwise directed by Vanguard, any such restrictions or prohibitions shall apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through the Intermediary. Instructions must be received by the Intermediary at the following address, or such other address that the Intermediary may communicate to Vanguard in writing from time to time, including, if applicable, a facsimile telephone number:

                 The Hartford 22c-2 Operations Team, B3W
                 200 Hopmeadow Street
                 Simsbury, CT 06089
                 Fax: 860.380.1931

    (vii) Form of Instructions. Instructions must include the TIN, ITIN, or GII, and the specific individual Shareholder policy or account number, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual

        Shareholder policy or account number is not known, the instructions must include an equivalent identifying number of the Shareholder or other agreed upon information to which the instruction relates. Upon request of the Intermediary, Vanguard agrees that it will provide the Intermediary reasonable assistance in providing the affected Shareholders' information reasonably requested regarding the restriction or prohibition.

(viii) Timing of Response. The Intermediary agrees to execute instructions from Vanguard to restrict or prohibit trading as soon as reasonably practicable, but not later than ten Business Days after receipt of the instructions by the Intermediary.

(ix) Confirmation by the Intermediary. The Intermediary must provide written confirmation to Vanguard that instructions from Vanguard to restrict or prohibit trading have been executed. The Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten Business Days after the instructions have been executed.

(x) Definitions. For purposes of this Section 6(1), the following terms shall have the following meanings:

      (A) The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by the Shareholder that results in a transfer of assets to a Vanguard Fund, but does not include transactions that are executed: (A) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Plan, Separate Account or Contract to a Vanguard Fund as a result of "dollar cost averaging" programs, Intermediary-approved asset allocation programs, or automatic rebalancing programs; (B) pursuant to an account death benefit; (C) one-time step-up in account value pursuant to an account death benefit; (D) allocation of assets to a Vanguard Fund through a Plan. Separate Account or Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Plan, Separate Account or Contract; or (E) prearranged transfers at the conclusion of a required free look period.

      (B) The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initialed or directed by the Shareholder that results in a transfer of assets within a Plan, Separate Account or Contract out of a Vanguard Fund, but does not include transactions that are executed: (A) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Plan, Separate Account or Contract out of a Vanguard Fund as a result of loans, systematic withdrawal programs, Intermediary-approved asset allocation programs and automatic rebalancing programs; (B) as a result of any deduction of charges or fees under a Plan, Separate Account or Contract; (C) within a Plan, Separate Account or Contract out of a Vanguard Fund as a result of scheduled withdrawals or surrenders from a Plan, Separate Account or Contract; or (D) as a result of payment of a death benefit from a Plan, Separate Account or Contract.

      (C) The term "written" includes electronic writings and facsimile transmissions.

      (D) The term "purchase" does not include the automatic reinvestment of dividends.

      (E) The term "Shareholder" means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name. For Plans, the term "Shareholder" means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares. For Contracts, the term "Shareholder" means the holder of interests in a Contract issued by the Intermediary.

      (F) The term "Shares" mean the interests of Shareholders corresponding to the redeemable securities of record issued by a Vanguard Fund that are held by the Intermediary.

7. ADJUSTMENTS.

(a) Same Day Order Corrections. Vanguard will accept and honor corrections to any Orders transmitted by the Intermediary through Fund/SERV in accordance with the DCC&S Operating/Contingency Procedures.

(b) Overpayments. In the event that either party makes an overpayment to the other party in connection with a Fund/SERV Order, the party that has been overpaid will promptly repay the other party the total amount of such overpayment upon receipt of notice of such overpayment. Notwithstanding the foregoing, if any Plan, Plan participant or Contract owner has received cash in excess of that to which it is entitled, the Intermediary will, when requested by Vanguard, and to the extent practicable and permitted by law, debit or cause to be debited from the Separate Account the amount of such excess, but only to the extent of any cash in the account, and repay it to the affected Vanguard Fund. Upon the request of Vanguard, and to the extent practicable, the Intermediary shall provide Vanguard with the names of any Plan participant and Contract owner and other relevant information concerning the affected accounts to assist Vanguard in the collection of any such excess amount not repaid to the Vanguard Funds.

(c) Processing Adjustments. Each Business Day the Intermediary and Vanguard will reconcile their records so that an appropriate number of shares of each of the Vanguard Funds is credited to the Intermediary's accounts on behalf of the Separate Accounts invested in the Vanguard Funds.

       (i) In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this Agreement that is caused by Vanguard, Vanguard shall make any adjustments on Vanguard's accounting system necessary to correct such error or delay and shall reimburse the Intermediary for any losses or reasonable costs incurred directly as a result of the error or delay.

       (ii) In the event of any error or delay in transmitting an Order that is caused by the Intermediary and which is not corrected in accordance with Section 7(a) above, the following provisions will apply:

         (A) Upon receipt from the Intermediary of documentation sufficient in Vanguard's sole discretion to establish the details of such Order and the time at which it, or the corresponding Instruction, was received from the Separate Account, Plan participant or Contract owner by the Intermediary, Vanguard will correct its records to reflect the Order as transmitted to Vanguard by the Intermediary; and

         (B) The Intermediary will promptly reimburse the Separate Account, Vanguard and the Vanguard Funds for any losses or reasonable costs incurred directly as a result of the error or delay. The Intermediary agrees that, insofar as Vanguard and the Vanguard Funds are concerned, such losses or reasonable costs will include, at a minimum, any market or administrative costs associated with effecting Orders on an "as of" basis or canceling such Orders.

       (iii) The Intermediary and Vanguard, respectively, each agree to provide the other prompt notice of any errors or delays of the type referred to in this Section 7(c) and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any costs or losses resulting from such errors or delays.

(d) Pricing Errors. In the event of an error in the computation of a Vanguard Fund's net asset value per share which, in accordance with procedures adopted by the Fund's Board of Trustees consistent with views expressed by the SEC regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to Orders previously effected on behalf of a Separate Account (a "Pricing

Error"), Vanguard shall notify the Intermediary as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, Vanguard shall reimburse the affected Vanguard Fund for any loss (without taking into consideration any positive effect of such Pricing Error) and shall make appropriate adjustments to the Separate Accounts' Vanguard accounts, which adjustment shall net the impact within the affected Separate Accounts of individual Plan participant and Contract owner gains and losses; this will result in either a net payment to the affected Separate Accounts from Vanguard (in the event of net Plan participant and Contract owner losses) or from the affected Separate Accounts to Vanguard (in the event of net Plan participant and Contract owner gains). In addition, in the event that the Pricing Error causes the Intermediary to incur any direct costs for re-processing Plan participant or Contract owner accounts within the affected Separate Accounts, such as preparing and mailing revised statements, Vanguard shall reimburse the Intermediary for all such reasonable costs upon receipt from the Intermediary of an invoice or other statement documenting such costs in reasonable detail.

8. CONTINGENCY PROCEDURES. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV, the Intermediary will submit Orders to Vanguard in accordance with the contingency procedures set forth in the DCC&S Operating/Contingency Procedures, as in effect from time to time.

9. VANGUARD FUND INFORMATION.

(a) Vanguard will supply to the Intermediary upon request reasonably sufficient supplies of the materials listed below for distribution to Plan participants and Contract owners who hold interests in the Separate Accounts investing in Vanguard Fund shares, which distribution shall be arranged by the Intermediary to occur immediately upon the effective date of the materials or as soon thereafter as practicable:

       (i) All proxy or information statements prepared for circulation to shareholders of record of a Vanguard Fund;

       (ii) Annual and semi-annual reports; and

       (iii) All updated prospectuses, supplements and amendments thereto.

(b) The Intermediary will timely deliver, or cause to be delivered, to Plan participants and Contract owners all Vanguard Fund prospectuses, shareholder reports, and proxy statements and related materials as required by applicable laws, rules or regulations, rules or regulations of any self-regulatory organization with jurisdiction over the Intermediary, and/or the Intermediary's agreement with the Contract owner.

(c) The Intermediary shall furnish, or shall cause to be furnished, to Vanguard or its designee, each piece of sales literature or other promotional material prepared by or on behalf of the Intermediary in which Vanguard or any Vanguard Fund is named, at least five Business Days prior to its use. The Intermediary may use such material (i) in fewer than five Business Days if it receives the written consent of Vanguard, or (ii) after five Business Days if Vanguard does not reasonably object to such use within five Business Days after its receipt of such material. No such material shall be used if Vanguard reasonably objects to such use within five Business Days after receipt of such material. With regard to any such sales literature or promotional material furnished by the Intermediary to Vanguard, the Intermediary shall bear the sole responsibility for complying with the content, approval, filing, and recordkeeping requirements of FINRA Conduct Rule 2210, if and to the extent applicable. Notwithstanding the foregoing, the Intermediary may use, and Vanguard authorizes the Intermediary to use, the names or other identifying marks of, and certain information about, Vanguard and the Vanguard Funds in fund fact sheets containing Vanguard Fund-specific data furnished by Vanguard. Vanguard may withdraw the authorization granted in this Section 9(c) as to any particular use of any such name or identifying marks at any time (A) upon Vanguard's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Vanguard or a Vanguard Fund, which determination may be due to the availability of updated or modified information regarding a Vanguard Fund or Vanguard, or (B) if any of the Vanguard Funds cease to be available under Contracts through the Separate Accounts.

10. USE OF PARTIES' NAMES; NO PUBLICATION OF TERMS.

(a) Neither Vanguard nor the Intermediary shall make public the terms and conditions of this Agreement without the consent of the other party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that if public disclosure of such information is required by law, such consent shall be deemed granted and the party required to disclose such information shall, if practicable, notify the other party prior to such disclosure.

(b) Except as specifically permitted under this Agreement, without the other party's prior written consent, neither party to this Agreement shall acquire any right to use, nor shall use, cause or permit use of the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of the other party, its related or subsidiary companies, parent, employees, directors, shareholders, assigns, successors or licensees: (i) in any advertising, promotional materials or activities, publicity, press release, customer list, or public or private presentation or promotion; (ii) to express or to imply any endorsement of such party or any of its affiliates or their respective offerings or services; or (iii) in any manner other than expressly in accordance with this Agreement or any other applicable agreement between the parties and/or any of their respective affiliates.

11. PROPRIETARY INFORMATION AND PRIVACY. Each party hereto acknowledges that the identities of the other party's customers (including, with respect to the Intermediary, for purposes of this Section, Plan participants and Contract owners), information maintained by such other party regarding those customers ("Customer Information"), and all computer programs and procedures developed by such other party or such other party's affiliates or agents in connection with such other party's performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any Customer Information, or any other property, of the other party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall use its best efforts to hold such information in confidence and refrain from using, disclosing, or distributing any of such information or other property, except (a) as required or necessary to carry out the obligations imposed by this Agreement, (b) with the other party's prior written consent, or (c) as required by law or judicial process. Each party agrees to comply, at a minimum, with all applicable privacy laws, including those promulgated pursuant to Title V of the Gramm-Leach-Bliley Act of 1999. Each party agrees to maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, Customer Information. Each party acknowledges that any breach of the foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach, such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction shall deem appropriate. Notwithstanding the foregoing, this Section shall not prohibit either party from utilizing the other party's Customer Information for any purpose whatsoever, if and to the extent such Customer Information: (i) is or becomes a matter of public knowledge through no fault of such party; or (ii) was in such party's possession or known by it prior to receipt from such other party; or (iii) was rightfully disclosed to such party by another person without restriction; or (iv) is independently developed by such party without access to such other party's Customer Information.

12. INDEMNIFICATION.

(a) Vanguard. Vanguard will indemnify and hold harmless the Intermediary, and each of the Intermediary's affiliates, divisions, subsidiaries, directors, officers, agents, employees and permitted assigns, against and from any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney's fees) arising out of or attributable to: (i) Vanguard's lack of good faith, negligence, or willful misconduct in carrying out its duties and responsibilities relating to this Agreement; (ii) any breach of Vanguard's representations and warranties contained in this Agreement; and (iii) any breach by Vanguard of a material provision of this Agreement. In addition to the foregoing, Vanguard will be liable for the losses and reasonable costs described in Section 7(c)(i) of this Agreement.

(b) Intermediary. The Intermediary will indemnify and hold harmless Vanguard, the Vanguard Funds, and each of their respective affiliates, divisions, subsidiaries, directors, officers, agents, employees and permitted assigns, against and from any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney's fees) arising out of or attributable to: (i) the Intermediary's lack of good faith, negligence, or willful misconduct in carrying out its duties and responsibilities relating to this Agreement; (ii) any breach of the Intermediary's representations and warranties contained in this Agreement; (iii) any breach by the Intermediary of a material provision of this Agreement; and (iv) Vanguard's acceptance of any Order from the Intermediary through Fund/SERV. In addition to the foregoing, the Intermediary will be liable for the losses and reasonable costs described in
Section 7(c)(ii) of this Agreement.

(c) Notice and Opportunity to Defend. If any action, suit, proceeding, or investigation is initiated, or any claim or demand is made, against any party indemnified hereunder (an "Indemnified Party") with respect to which such Indemnified Party may make a claim against the other party ("Indemnifying Party") pursuant to this Section 12, then the Indemnified Party will give prompt written notice of such action, suit, proceeding, investigation, claim or demand to the Indemnifying Party. Thereafter, the Indemnifying Party will have the opportunity, at its own expense and with its own counsel, to defend or settle such action, suit, proceeding, investigation, claim or demand; PROVIDED, HOWEVER,that: (i) the Indemnifying Party will keep the Indemnified Party informed of all material developments and events relating to such action, suit, proceeding, investigation, claim or demand; (ii) the Indemnified Party will have the right to participate, at its own expense in the defense of such action, suit, proceeding, investigation, claim or demand and will cooperate as reasonably requested by the Indemnifying Party in the defense thereof; and (iii) the Indemnifying Party will not settle such action, suit, proceeding, investigation, claim or demand without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

13. ROLE AND RELATIONSHIP OF THE INTERMEDIARY. The parties acknowledge and agree that the services provided by the Intermediary under this Agreement are not the services of an underwriter, principal underwriter, sub-distributor, or dealer of any Vanguard Fund within the meaning of the 1933 Act or the 1940 Act. This Agreement does not grant the Intermediary any right to purchase shares of any Vanguard Fund (although it does not preclude the Intermediary from purchasing any such shares), nor does it constitute the Intermediary an agent of Vanguard or any Vanguard Fund for purposes of selling shares of any Vanguard Fund to any dealer or the public, except as expressly stated in this Agreement as to the receipt of Instructions from or on behalf of Plan participants and Contract owners. To the extent the Intermediary is involved directly or indirectly in the purchase of shares of any Vanguard Fund under this Agreement, other than with respect to the acceptance of Instructions as described in
Section 1(a), such involvement will be as agent of the Plan participants, Contract owners or Separate Accounts only.

14. RIGHT TO INSPECT. With respect to all Orders transmitted to Vanguard through Fund/SERV pursuant to this Agreement, the Intermediary will maintain records sufficient to document the truth of the representations and warranties set forth in Section 4(b) of this Agreement, as well as the performance of the obligations of the Intermediary set forth in this Agreement. The Intermediary agrees to promptly furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Intermediary's compliance with the provisions hereof (including, without limitation, periodic certifications confirming such compliance and/or the Intermediary's furnishing or making available for Vanguard's inspection records sufficient to document the Intermediary's compliance with this Agreement).

15.  AUTHORIZED PERSONS.

(a) For purposes of this Agreement, the Intermediary will designate "Authorized Persons" entitled to act on its behalf in connection with this Agreement. "Authorized Person" will mean any officer or employee of the Intermediary designated by providing Vanguard with the following: (i) a properly certified copy of a corporate resolution reflecting the vote of the Board of Directors of the Intermediary authorizing the officer or employee, directly or indirectly, to act in connection with this Agreement; and (ii) a specimen signature of such officer or employee. This requirement may be satisfied by the Intermediary furnishing Vanguard with a completed Vanguard Financial Advisor Services/Organization Resolution form. Vanguard shall be entitled to act upon all instructions received from such Authorized Persons until it receives and has had a reasonable opportunity to act upon written notice from the Intermediary that such persons are no longer authorized to act. Vanguard may disregard any instructions not provided by an Authorized Person of the Intermediary.

(b) Except as set forth in this Agreement or as otherwise agreed upon in writing by the parties, any communication or instruction made pursuant to this Agreement may be made orally, provided such oral communication is promptly confirmed in writing by facsimile or electronic transmission. The Intermediary is entitled to rely on any communications or instructions that it reasonably believes were provided to it by Vanguard. Vanguard is entitled to rely on any communications or instructions that it reasonably believes were provided to it by the Intermediary or its Authorized Persons.

16.  COMMENCEMENT, AMENDMENT AND TERMINATION.

(a) Commencement. Fund/SERV transactions between Vanguard and the Intermediary pursuant to this Agreement will not commence until both parties have acknowledged in writing that all necessary preliminary testing has been completed.

(b) Amendment. The Agreement may be modified or amended from time to time by mutual written agreement of the parties, PROVIDED, HOWEVER, that Vanguard in its sole discretion may modify the DCC&S Operating/Contingency Procedures, Attachment A, and Exhibits D, E and F at any time by 30 days' advance written notice to the Intermediary; and PROVIDED FURTHER, that Vanguard in its sole discretion may modify Exhibits A and B at any time upon 60 days' advance written notice to the Intermediary. Exhibit C may be modified by the party whose frequent trading policy is contained therein upon reasonable advance written notice to the other party.

(c) Termination. This Agreement will continue in effect until terminated by either party by 60 days' advance written notice to the other. Any such termination will not affect the completion of any pending Fund/SERV transactions or obligations, and will not affect the indemnities given under this Agreement. Notwithstanding the foregoing, Vanguard shall have the right to terminate this Agreement at any time without prior notice to the Intermediary in the event of excessive transactions or other abusive investment practices, as determined by Vanguard in its sole discretion. Upon any such termination, the Intermediary will immediately refrain from transmitting Orders to Vanguard through Fund/SERV.

17. NON-EXCLUSIVITY. Each party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

18. CONFLICTING AGREEMENTS. This Agreement (including any Exhibits, Attachments and Schedules hereto) constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by the Intermediary and Vanguard, including, without limitation, any prior DCC&S agreement. Nothing contained in this Agreement, however, will be construed to limit or restrict either party's compliance with any law, regulation or order to which the party is subject, or to prevent the parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties or higher standards of care with respect thereto.

19. EXHIBITS, ATTACHMENTS AND SCHEDULES. All Exhibits, Attachments and Schedules attached to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

20. ASSIGNMENT. Neither Vanguard nor the Intermediary may assign this Agreement without the prior written consent of the other party, and any attempted assignment without such consent will be null and void.

21. COOPERATION. The parties agree to cooperate with each other in any recordkeeping or reporting necessary to fulfill any governmental or regulatory requirement. In addition, the Intermediary agrees to provide Vanguard with any of the records described in Section 4(b)(viii) promptly upon Vanguard's request.

22. GOVERNING LAW. This Agreement will be governed by and its provisions will be construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

23. SEVERABILITY. If any provision of this Agreement is held to be invalid, the remaining provisions of this Agreement will continue to be valid and enforceable.

24. WAIVER. The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion will not be considered a waiver nor will it deprive such party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

25. NOTICES. Any notice required or permitted hereunder will be in writing and will be given by personal service, mail or facsimile to the other party at the address set forth below (or such other address as the other party may specify by written notice to the first party). Notice will be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first, at:

            Vanguard:        The Vanguard Group, Inc.
                             100 Vanguard Boulevard, 236
                             Malvern, PA 19355
                             Attention: Principal, Financial Advisor Services
                             Operations
                             Fax No.: (610) 503-1154

            Copy to:         The Vanguard Group, Inc.
                             Legal Department, V26
                             100 Vanguard Blvd.
                             Malvern, PA 19355
                             Attention: Intermediary Agreements
                             Fax No.: (610) 503-5737

            Intermediary:    Hartford Life Insurance Company, Inc.
                             Law Department, B1-E
                             200 Hopmeadow Street
                             Simsbury, CT 06089
                             Attention: Anne Higgins

                             Funds Management Group
                             Fax No.: 860-843-5316

26. ANTI-MONEY LAUNDERING POLICIES. To the extent applicable, each party hereto agrees to comply with and, establish and maintain policies and procedures required by, federal, state or local law to detect and prevent money laundering, including but not limited to, cash and suspicious activity reporting and recordkeeping requirements, and customer identification program requirements, as well as creation and implementation of policies, procedures and internal controls in order to ensure compliance, and any additional policies or procedures required by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001. Each party further agrees to cooperate and share information with the other to the extent required by law to facilitate implementation of each other's anti-money laundering program. The Intermediary agrees that it will take reasonable steps to monitor investor transactions to identify currency, cash equivalents, possible money laundering and other suspicious activity and to report to government authorities reportable currency transactions, and where appropriate, suspicious activity.

27. FORCE MAJEURE. In the event a party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of terrorism, strikes, equipment failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages resulting from such failure to perform or otherwise from such causes.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers as of the date first written above.

                                     THE VANGUARD GROUP, INC.

                                     /s/ Michael A. Bray
                                     -----------------------------------
                                     By:
                                     Title: Principal

                                     INTERMEDIARY

                                     Intermediary Name:

                                     HARTFORD LIFE INSURANCE COMPANY,
                                     INC.

                                     /s/ Jason S. Frain
                                     -------------------------------------
                                     By:     Jason S. Frain
                                     Title:  Assistant Vice President

                     OPERATING AND CONTINGENCY PROCEDURES/
                  DEFINED CONTRIBUTION CLEARANCE & SETTLEMENT

A.   OPERATING PROCEDURES

1. TRADE DATE POLICY AND PROCEDURES. Orders for the purchase, redemption or exchange of Vanguard Fund shares will be accorded a trade date ("T") that is the date of receipt of the Order by the Intermediary from the Plan or participant, subject to the special rules provided in these DCC&S Operating/Contingency Procedures.

(a) Receipt of Orders. Orders must be received by the Intermediary by the close of trading on the New York Stock Exchange (the "Market Close") on T. Any Order received by the Intermediary after such time will be accorded a trade date that is the next Business Day following receipt of the Order ("T+1"), and the Intermediary will not enter the Order onto Fund/SERV until T+2.

(b) Entry of Fund/SERV Transmissions. The Intermediary is responsible for sending all and only Orders received prior to the Market Close on T to Vanguard through Fund/SERV by NSCC Cycle 7 on T+1 (received by Vanguard at approximately 7:00 a.m. Eastern time). Transactions may be entered in dollars or shares.

(c) Correction of Fund/SERV Entries. The Intermediary may correct an erroneously entered Order by first calling Vanguard's NSCC Services Unit at
(888) 809-8106 not later than 9:00 a.m. Eastern time on T+1. If required, a subsequent Fund/SERV entry may be submitted not later than NSCC Cycle 12 on T+1 (received by Vanguard at approximately 10:00 a.m. Eastern time); PROVIDED, HOWEVER, that Vanguard reserves the right to reject any Fund/SERV correction for which the Intermediary has not provided Vanguard with documentation (if requested by Vanguard) sufficient, in Vanguard's sole discretion, to prove the occurrence of the error.

(d) As-of Orders. An Order transmitted by the Intermediary via Fund/SERV indicating a trade date (the "Indicated Trade Date") prior to the Business Day preceding the date of transmission to and receipt by Vanguard (an "As-of Order") may, in Vanguard's sole discretion, be accorded a trade date (and corresponding trade price) that is the Indicated Trade Date, subject to the following conditions, as applicable:

       (i) Automatic Processing. As-of Orders that satisfy each of the following conditions will be accepted and processed by Vanguard as of the Indicated Trade Date on the As-of Order:

         (A) The As-of Order was received by the Intermediary on the Indicated Trade Date in accordance with all applicable requirements under this Agreement;

         (B) The amount of the As-of Order does not exceed the lesser of (1) $25,000 and (2) the Large Transaction Amount for the relevant Vanguard Fund;

         (C) The Indicated Trade Date is not more than two Business Days prior to the Business Day on which the As-of Order is received by Vanguard; and

         (D) The Intermediary transmits the As-of Order with one of the following NSCC Extended Correction Reason Codes ("As-of Reason Codes"): (01) Incorrect Account Number; (02) Incorrect Share Quantity; (03) Incorrect Security Issue ID; (07) Blue Sky Violation; or (08) Price Revision.

       (ii) Discretionary Processing. The Intermediary shall notify Vanguard of its intent to transmit an As-of Order that falls within any of the categories listed below, and/or of its intent to transmit more than one As-of Order on a single Business Day, by calling Vanguard's NSCC Services Unit between 6:30 a.m. and 8:30 p.m. Eastern time on the Business Day on which such As-of Order(s) is (are) transmitted to Vanguard. Any such As-of Order(s) will be suspended by Vanguard upon receipt and will be processed as of the Indicated Trade Date only if
            (x) the Intermediary has provided the required notification and (y) Vanguard approves die As-of Order(s) upon review, subject to the requirements of Section 1(d)(iii) below.

           (A) As-of Orders for Closed Funds;

           (B) As-of Orders in an amount equal to or greater than the lesser of
               (1) $25,000 and (2) the Large Transaction Amount for the relevant Vanguard Fund;

           (C) As-of Orders with an Indicated Trade Date more than two Business Days prior to the Business Day on which the As-of Order is received by Vanguard;

           (D) As-of Orders with an As-of Reason Code of (06) Other; and

           (E) As-of Orders for which an original rejected Order is not readily identifiable by Vanguard.

Any such As-of Orders received by Vanguard on a Business Day between NSCC Cycles 8 and 14 will be reviewed and either approved or disapproved by 1:00 p.m. Eastern time on such Business Day, after which time Vanguard will notify the intermediary by telephone of the decision. Any such As-of Orders received by Vanguard on a Business Day between NSCC Cycles 15 and 98 will be reviewed and either approved or disapproved by 10:00 A.M. Eastern time on the following Business Day, after which time Vanguard will notify the Intermediary by telephone of the decision.

       (iii) Additional Documentation. In connection with any As-of Order transmitted by the Intermediary pursuant to Section 1(d)(ii) above, Vanguard may request additional documentation from the Intermediary in connection with its review process. Such documentation may include evidence of the date and time of receipt of the original Order from the Plan or participant, a letter of indemnification from the Intermediary, and/or an affidavit from the Plan or participant or a representative of the Intermediary as to the facts supporting the As-of Order. Vanguard must receive any documentation requested from the Intermediary via facsimile to (610) 669-4012 not later than 9:00 p.m. Eastern time on the transmission date of the As-of Order.

       (iv) Rejection of As-of Orders. The following As-of Orders shall be rejected by Vanguard:

           (A) Any As-of Order submitted by the Intermediary that does not meet the requirements set forth in Section 1(d)(i) above and that is not approved by Vanguard pursuant to Section 1(d)(ii) above;

           (B) Any As-of Order that includes an Indicated Trade Date that is 61 or more calendar days prior to the Business Day on which Vanguard receives such As-of Order;

           (C) Any As-of Order requiring Intermediary notification pursuant to
               Section 1(d)(ii) above for which notification is not provided (rejected on the Business Day after receipt by Vanguard);

        (D) Any As-of Order requiring additional documentation from the Intermediary pursuant to Section 1(d)(iii) above for which appropriate documentation is not timely provided (rejected on the Business Day after receipt by Vanguard); and

        (E) Any As-of Order that includes an As-of Reason Code of (04) Customer Renege, (05) Incorrect Sales Charge, or (00) Not Applicable.

       (v) Settlement of As-of Orders. Any As-of Order received, approved (if required) and processed by Vanguard pursuant to Sections 1(d)(i) or 1(d)(ii) shall settle via the NSCC (A) on the next Business Day, if received and approved by Vanguard prior to 8:00 p.m. Eastern time on a Business Day, and (2) on the second following Business Day, if received and approved by Vanguard after 8:00 p.m. Eastern time on a Business Day.

       (vi) Reimbursement of As-of Impact. The Intermediary's transmission to Vanguard of an As-of Order with an Indicated Trade Date more than two Business Days prior to the transmission date shall constitute the Intermediary's agreement to reimburse Vanguard for any negative impact to the affected Vanguard Fund that (A) results from Vanguard's processing of such As-of Order as of the Indicated Trade Date and (B) is equal to or greater than $250 (the "As-of Impact"). Vanguard will notify the Intermediary of any As-of Impact as soon as practicable after Vanguard's receipt, and prior to Vanguard's processing, of such As-of Order.

       (vii) Suspension of As-of Privilege. Vanguard reserves the right to suspend the Intermediary's ability to transmit As-of Orders at any time, without prior notice to the Intermediary, if Vanguard determines, in its sole discretion, that the Intermediary has engaged in excessive or abusive as-of trading, has failed to reimburse As-of Impact where required, has failed to meet the applicable requirements set forth in this Section 1(d), or is otherwise in breach of the terms of this Agreement. Effective upon any such suspension. As-of Orders transmitted by the Intermediary will be systematically rejected by Vanguard.

(e) Errors not Timely Corrected and Delayed Entries. Any error or delay in transmitting an Order that is caused by the Intermediary and that is not corrected in accordance with Part A, Sections 1(c) or 1(d) of these Operating Procedures, will be handled as described in Section 7(c) of the Agreement.

(f) Resubmission of Certain Orders. Any Order timely entered onto Fund/SERV by the Intermediary which is rejected by either Vanguard or the NSCC (other than as a result of an NSCC Outage, as defined below) may, in Vanguard's sole discretion, be accorded a trade date (and corresponding trade price) that is the date of receipt of the order by the Intermediary (T) if all of the following conditions are satisfied:

       (i) The Intermediary calls Vanguard not later than 8:30 a.m. Eastern time on T+1 to notify Vanguard of its intent to resubmit the order on T+1;

       (ii) Upon receipt of such notification, Vanguard authorizes the Intermediary to resubmit such order;

       (iii) Such order is resubmitted on T+1 via NSCC Cycle 12 and is received by Vanguard not later than l0:00 a.m. Eastern time on T+1; and

       (iv) If such order was rejected by the NSCC for system-related reasons, the Intermediary shall submit such order to Vanguard via facsimile to (610) 669-4012, and such facsimile shall be received by Vanguard not later than 10:00 a.m. Eastern time on T+1.

All such resubmitted Orders that are accepted by Vanguard shall settle in accordance with the settlement procedures set forth herein. Notwithstanding the foregoing, Vanguard reserves the right to reject any Plan purchase Order, and to delay settlement or redeem in kind any Plan redemption Order, resubmitted on T+1 with an intended trade date (and trade price) of T if Vanguard, in its sole discretion, deems such Order to be disruptive or detrimental to the applicable Vanguard Fund. Any Plan purchase Order so rejected will be accorded a trade date of T+1, subject to applicable Extraordinary Plan Event limitations set forth in the Agreement.

2. SETTLEMENT POLICY AND PROCEDURES. Settlement far all Orders effected pursuant to this Agreement will occur on a T+1 basis, in same day funds, through the NSCC, unless an Order is submitted manually, in which case settlement of Plan purchase Orders will occur on a T+1 basis and settlement of Plan redemption Orders will occur on a T+2 basis, in each case by wire transfer in accordance with the procedures set forth below. All NSCC settlements will be subject to the rules and procedures of the NSCC, including such rules or procedures as may concern the payment of interest on failed settlements.

3. FIRM EXITS. A Firm Exit transaction transmitted to Vanguard by the Intermediary via Fund/SERV (a "Firm Exit") relating to an Order previously transmitted by the Intermediary via Fund/SERV (the "Original Order") may, in Vanguard's sole discretion, be accepted and processed, with the effect of canceling the Original Order, subject to the following conditions, as applicable:

(a) Automatic processing. Firm Exits that satisfy each of the following conditions will be accepted and processed by Vanguard:

       (i) The Original Order was incorrect as a result of the Intermediary's error;

       (ii) The Firm Exit identifies the Original Order to which it relates;

       (iii) The amount of the Firm Exit is less than the Large Transaction Amount for the relevant Vanguard Fund; and

       (iv) The Firm Exit is received by Vanguard prior to NSCC settlement of the Original Order.

Any Firm Exit transmitted by the Intermediary after NSCC settlement of the Original Order shall be rejected by the NSCC.

(b) Discretionary Processing. The Intermediary shall notify Vanguard of its intent to transmit a Firm Exit that falls within either of the categories listed below by calling Vanguard's NSCC Services Unit between 6:30 a.m. and 8:30 p.m. Eastern time on the Business Day on which such Firm Exit(s) is (are) transmitted to Vanguard. Any such Firm Exit(s) will be suspended by Vanguard upon receipt and will be approved and processed only if (x) the Intermediary has provided the required notification and (y) Vanguard approves the Firm Exit(s) upon review, subject to the requirements of Section 3(c) below.

       (i) A Firm Exit in an amount equal to or greater than the Large Transaction Amount for the relevant Vanguard Fund; or

       (ii) Multiple Firm Exits in the same Vanguard Fund transmitted on the same Business Day which aggregate to an amount equal to or greater than the Large Transaction Amount for the relevant Vanguard Fund;

Any such Firm Exit(s) received by Vanguard on a Business Day between NSCC Cycles 8 and 14 and relating to an Original Order with a trade date of the immediately preceding Business Day will be reviewed and either approved or disapproved by 1:00 p.m. Eastern time on such Business Day, after which time Vanguard will notify the Intermediary by telephone of the decision. Any such Firm Exits received by Vanguard on a Business Day between NSCC Cycles 15 and 98 and relating to an Original Order with a trade date of such Business Day will be reviewed and either approved or disapproved by 10:00 A.M. Eastern time on the following Business Day, after which time Vanguard will notify the Intermediary by telephone of the decision.

(c) Additional Documentation. In connection with any Firm Exit transmitted by the Intermediary and described in Section 3(b) above, Vanguard may request additional documentation from the Intermediary in connection with its review process. Such documentation may include evidence of the date and time of receipt of the Original Order from or on behalf of the Plan or Plan participant, a letter of indemnification from the Intermediary, and/or an affidavit from the Plan or Plan participant or a representative of the Intermediary as to the facts supporting the Firm Exit. Vanguard must receive any documentation requested from the Intermediary via facsimile to (610) 669-4012 not later than 9:00 p.m. Eastern time on the transmission date of the Firm Exit.

(d) Rejection of Firm Exits. The following Firm Exits may be rejected by Vanguard by notification to the Intermediary, regardless of the fact that such Firm Exit is received by Vanguard and is reflected in the NSCC Settlement for the relevant date:

       (i) Any Firm Exit submitted by the Intermediary that does not meet the requirements set forth in Section 3(a) above and that is not approved by Vanguard pursuant to Section 3(b) above;

       (ii) Any Firm Exit requiring Intermediary notification pursuant to
            Section 3(b) above for which notification is not provided (rejected on the Business Day after receipt by Vanguard); and

       (iii) Any Firm Exit requiring additional documentation from the Intermediary pursuant to Section 3(c) above for which appropriate documentation is not timely provided (rejected on the Business Day after receipt by Vanguard).

(e) Settlement of Certain Firm Exits.

       (i) Any Firm Exit received and processed by Vanguard pursuant to Section 3(a) or Section 3(b) shall be reflected in the NSCC settlement occurring on the Business Day immediately following the trade date of the Original Order.

       (ii) Any Firm Exit approved by Vanguard pursuant to Section 3(b) or rejected by Vanguard pursuant to Section 3(d) may require the Intermediary's reimbursement of Firm Exit Impact (as defined below) or a supplemental manual settlement, as follows:

         (A) Reimbursement of Firm Exit Impact. The Intermediary's transmission to Vanguard of a Firm Exit described in Section 3(b) or 3(d) above shall constitute the Intermediary's agreement to reimburse Vanguard for any negative impact to the affected Vanguard Fund that (1) results from Vanguard's processing of such Firm Exit and (2) is equal to or greater than $250 (the "Firm Exit Impact"). Vanguard will notify the Intermediary of any Firm Exit Impact as soon as practicable after Vanguard's receipt of such Firm Exit.

         (B) Supplemental Manual Settlement. Notwithstanding any prior NSCC settlement reflecting a Firm Exit, if Vanguard reasonably determines that a Firm Exit described in Sections 3(b)
or 3(d) should not be honored as a legal matter or as a matter of Vanguard policy, Vanguard will notify the Intermediary, promptly after such determination, of the reinstatement of the Original Order, as of its original trade date, and such Original Order will be settled by Vanguard and the Intermediary in accordance with the provisions of Section 6 below.

(f) Review of Firm Exit Privilege. Vanguard reserves the right to review the Intermediary's use of the Firm Exit privilege described in this Section 3 in order to determine whether the Intermediary has engaged in excessive or abusive Firm Exit trading, has failed to reimburse Firm Exit Impact or complete supplemental settlements where required, has failed to meet the applicable requirements set forth in this Section 3, or is otherwise in breach of the terms of this Agreement. In any such case, Vanguard may terminate this Agreement pursuant to the applicable termination provisions.

4. NEW ACCOUNTS. In order to establish a new account in the Vanguard Funds, the Intermediary will transmit account registration information via Fund/SERV to Vanguard in the established NSCC format. The Intermediary will also complete and submit to Vanguard the Firm Information Form, attached to this Agreement as Exhibit E. The account registration information is required one Business Day in advance of the initial purchase. In addition, where the new account is opened in the name of an underlying Plan, under that Plan's taxpayer identification number, the Intermediary will immediately mail Vanguard hard copy documentation of the foregoing in the form required by Vanguard. For each new account opened for a Plan trust, the Intermediary will complete and submit to Vanguard the Trust Information Form, attached to this Agreement as Exhibit F. With respect to any omnibus accounts, or any other accounts which the Intermediary controls, the Intermediary shall complete master account registration documentation for each taxpayer identification number; that documentation shall apply to all identically registered accounts to which the taxpayer identification numbers apply. The Intermediary may not transmit any Orders to Vanguard through Fund/SERV, unless and until the Intermediary has established the accounts to which such Orders relate as provided herein. As used herein, "new account" means an account with a different registration than any existing account of the Intermediary.

5.  MANUAL SETTLEMENT PROCEDURES.

(a) Manual Purchases. Subject to the terms and conditions set forth herein, in the case of any Plan purchase Order for shares of a Vanguard Fund that is transmitted to Vanguard by the Intermediary other than through Fund/SERV in accordance with all applicable requirements of this Agreement (a "Manual Purchase"), Vanguard shall credit the Intermediary's or the Plan's account with the purchase of such shares on a Delayed Settlement basis.

(b) Manual Redemptions. Subject to the terms and conditions set forth herein, in the case of any Plan redemption Order for shares of a Vanguard Fund that is transmitted to Vanguard by the Intermediary other than through Fund/SERV in accordance with all applicable requirements of this Agreement (a "Manual Redemption"), Vanguard shall debit the Intermediary's or the Plan's account in the number of shares covered by such Plan redemption Order on a Delayed Settlement basis.

For these purposes, "Delayed Settlement" shall mean that, as applicable, (i) shares of a Vanguard Fund may be credited to the Intermediary's or the Plan's account at the share price calculated on the date of the Intermediary's receipt of the Plan purchase Order (T) notwithstanding the fact that Vanguard will not receive the settlement proceeds for the Purchase Amount of such Manual Purchase until the next Business Day following the Intermediary's receipt of such Order (T+1), or (ii) shares of a Vanguard Fund may be redeemed from the Intermediary's or the Plan's account at the share price calculated on the date of the Intermediary's receipt or the Plan redemption Order (T) notwithstanding the fact that Vanguard will not deliver the settlement proceeds for the Redemption Amount until the second Business Day after the Intermediary's receipt of such Order (T+2). "Purchase Amount" shall mean, with respect to any Manual Purchase, the total dollar value of shares to be purchased (including any applicable purchase or transaction fees). "Redemption Amount" shall mean, with respect to any Manual Redemption, the total dollar value of shares to be redeemed (including any applicable redemption or transaction fees).

(c) Wiring of Funds. The Intermediary shall remit the Purchase Amount to Vanguard by Federal Funds wire by 4:00 p.m. Eastern time on T+1 in accordance with the wire instructions set forth below. Vanguard shall remit the Redemption Amount to the Intermediary by Federal Funds wire by 4:00 p.m. Eastern time on T+2 in accordance with the wire instructions set forth below.

(d) Failed Trades. In the event that a Manual Purchase results in a Failed Trade (as hereinafter defined), Vanguard reserves the right, in its sole discretion, to cancel such Manual Purchase or the portion thereof that represents the Failed Trade. The Intermediary shall reimburse each Vanguard Fund affected by a Failed Trade for any and all losses that it suffers as a result of such Failed Trade, including, but not limited to, any market losses. At a minimum, losses resulting from a Failed Trade shall be deemed to include an amount calculated as (x) the Purchase Amount minus the amount of any Federal Funds wire timely received by Vanguard in connection with the Failed Trade, multiplied by (y) the Federal Funds Effective Rate on the day of the Failed Trade, multiplied by (z) 1/360. For these purposes, "Federal Funds Effective Rate" shall mean the average federal funds rate, as computed by the Federal Reserve Bank of New York.

       (i) A Failed Trade shall mean any Manual Purchase or portion thereof with respect to which Vanguard has not received the Purchase Amount in the form of a Federal Funds wire by 4:00 p.m. Eastern Time on T+1, "Federal Funds" shall mean monies credited to a Vanguard Fund's transfer agent bank by a Federal Reserve Bank.

       (ii) Vanguard may determine, in its sole discretion, that a Failed Trade did not result from the Intermediary's action or omission. In the event that such a determination is made, Vanguard may elect to waive all or part of the reimbursement described above.

(e) Additional Limitations on Delayed Settlement. Delayed Settlement shall be subject to the following additional provisions:

       (i) With respect to any Manual Purchase, only the Purchase Amount designated when placing the Manual Purchase shall be credited to the Intermediary's or the Plan's account on a Delayed Settlement basis. Any amount received by Vanguard in excess of the Purchase Amount shall be handled as directed by the Intermediary upon notice from Vanguard.

       (ii) With respect to any Failed Trade, if a portion of the Purchase Amount is timely received by Vanguard (i.e., in the form of a Federal Funds wire by 4:00 p.m. Eastern Time on T+1), then the amount so received shall be credited to the Intermediary's or the Plan's account on a Delayed Settlement basis.

       (iii) Notwithstanding any other provision of this Agreement, in the case of any Manual Purchase or portion thereof that has been deemed a Failed Trade, any portion of the Purchase Amount thereafter received by Vanguard shall be handled as directed by the Intermediary upon notice from Vanguard.

(f) Wire Instructions.

VANGUARD:

                        WIRE TO:         FRB ABA 021001088
                                         HSBC, New York
                        FOR CREDIT       Account: 000112046
                        TO:              Vanguard Incoming Wire Account
                        IN FAVOR OF:     NSCC ID #
                                         Attn NSCC Unit x 19464
                                         Registration Name

                    INTERMEDIARY:       PLEASE COMPLETE

                        WIRE TO:         FRB ABA #
                                         Bank Name
                        FOR CREDIT       Account #
                        TO:              Account Name
                        IN FAVOR OF:     Registration Name

B.  CONTINGENCY PROCEDURES

1. INTERMEDIARY OUTAGES. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV that are due to problems or errors at the Intermediary (an "Intermediary Outage"), the following procedures shall be followed:

     (a) The Intermediary shall immediately notify Vanguard's NSCC Services Unit at (888) 809-8106 of the Intermediary Outage.

     (b) If the Intermediary will not be able to submit Orders to Vanguard by NSCC Cycle 7 on T+1 (received by Vanguard at approximately 7.00 a.m. Eastern time), the Intermediary will call Vanguard's NSCC Services Unit at
     (888) 809-8106 not later than 8:30 a.m. Eastern time on T+1 in order to notify Vanguard of the Intermediary Outage and to provide aggregated net purchase or redemption information, by Vanguard Fund, with respect to the Orders received on T. If possible, the Intermediary will submit the Orders received on T, that could not previously be transmitted via Fund/SERV, via NSCC Cycle 12 on T+1 (received by Vanguard at approximately 10:00 a.m. Eastern time); otherwise, the Intermediary will submit such Orders, with all appropriate details, via facsimile to (610) 669-4102 not later than 10:00 a.m. Eastern time on T+1.

     (c) If any correction or termination of the Intermediary Outage results in the duplicate transmission via Fund/SERV of Orders previously submitted to Vanguard via the manual process outlined in Part B. Section 1(b) above, the Intermediary will be responsible for any costs or losses associated with the cancellation of such duplicate Orders unless the Intermediary calls Vanguard's NSCC Services Unit at (888) 809-8106 not later than 10:00 a.m. Eastern time on T+1 and provides sufficient information with respect to the duplicated Orders to enable Vanguard to cancel the manually submitted Orders. In such event, the Orders transmitted via Fund/SERV, if timely received by Vanguard, shall be processed by Vanguard in accordance with its usual procedures set forth in Part A.

2. NSCC OUTAGES. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV that are due to problems or errors at the NSCC (an "NSCC Outage"), the following procedures shall be followed:

     (a) The Intermediary or Vanguard shall notify the other immediately upon becoming aware of an NSCC Outage.

     (b) If the Intermediary reasonably believes that it will not be able to submit Orders to Vanguard by NSCC Cycle 7 on T+1, the Intermediary will call Vanguard's NSCC Services Unit at (888) 809-8106 not later than 8:30 a.m. Eastern time on T+1 in order to in order to notify Vanguard of the NSCC Outage and to provide aggregated net purchase or redemption information, by Vanguard Fund, with respect to the Orders received on T. If possible, the Intermediary will submit the Orders received on T, that could not previously be transmitted via Fund/SERV, via NSCC Cycle 12 on T+1 (received by Vanguard at approximately 10:00 a.m. Eastern time); otherwise, the Intermediary will submit such Orders, with all appropriate details, via facsimile to (610) 669-4102 not later than 10:00 a.m. Eastern time on T+1.

     (c) If any correction or termination of the NSCC Outage may result in the duplicate transmission via Fund/SERV of Orders previously submitted to Vanguard via the manual process outlined in Part B, Section 2(b) above (I.E., if Orders previously entered onto Fund/SERV by the Intermediary were suspended as a result of the NSCC Outage), the Intermediary will be responsible for any costs or losses associated with the cancellation of duplicate Orders unless the Intermediary calls Vanguard's NSCC Services Unit at (888) 809-8106 not later than 10:00 a.m. Eastern time on T+1 and provides sufficient information with respect to the potentially duplicated Orders to enable Vanguard to cancel the manually submitted Orders. In such event, the Orders transmitted via Fund/SERV, if timely received by Vanguard, shall be processed by Vanguard in accordance with its usual procedures set forth in Part A.

3. VANGUARD OUTAGES. In the case of any interruptions to the transmission or receipt of Orders through Fund/SERV that are due to problems or errors at Vanguard (a "Vanguard Outage"), the following procedures shall be followed:

     (a) The Intermediary shall continue to transmit Orders via Fund/SERV in accordance with the procedures outlined in the Operating Procedures in Part A above.

     (b) Vanguard will be responsible for any costs or losses associated with processing and settling, as of the appropriate trade date, Orders timely entered onto Fund/ SERV by the Intermediary during the Vanguard Outage.

                                   EXHIBIT A

                           REDEMPTION FEE PROCEDURES

A.  REDEMPTION FEE PROCEDURES

1. Beginning on the date on which the Intermediary offers any shares of a Vanguard Fund that imposes a redemption fee, the Intermediary will assess a redemption fee on shares of each Vanguard Fund specified below where such shares are redeemed by a Separate Account as a result of a Plan participant's exchange out of the sub-account investing in the Vanguard Fund within the specified holding period after purchase of such shares by the Separate Account as a result of a Plan participant's exchange into the sub-account investing in the Vanguard Fund (the "Redemption Fee"), For purposes of tracking and assessing the Redemption Fee, all Separate Account acquisitions of Vanguard Fund shares as a result of(a) a Plan participant exchange into the sub-account investing in the Vanguard Fund, (b) an asset transfer within a Plan, or (c) a rollover shall be considered "purchases" (a "Purchase"), and all Separate Account dispositions of Vanguard Fund shares as a result of a Plan participant exchange out of the sub-account investing in the Vanguard Fund shall be considered "redemptions" (a "Redemption"), For purpose of these procedures, "exchange out" means a Plan participant transaction in which proceeds from a Plan participant redemption of interests in a sub-account investing in the Vanguard Fund shares are used to purchase another investment offered within the Plan.

2. The Redemption Fee holding period begins at the date of the Purchase, and the Redemption Fee will be charged on Redemptions that occur before the end of the Vanguard Fund's holding period. In determining whether and to what extent the Redemption Fee applies to any particular Redemption, a Separate Account's shares that are (a) attributable to the transacting Plan participant and (b) exempt from the Redemption Fee are redeemed first. The Intermediary shall then use a first-in first-out method of accounting for Purchases and Redemptions, meaning that a Separate Account's oldest shares attributable to the transacting Plan participant are redeemed prior to more recently acquired shares.

3. The following transactions will not be considered Purchases or Redemptions, as applicable, for purpose of these Redemption Fee Procedures:

       (a) Purchases of Vanguard Fund shares as a result of Plan participant payroll or employer contributions;

       (b) Distributions, loans, and in-service withdrawals from Plans;

       (c) Redemptions or transfers of shares as a result of a Plan termination or at the direction of a Plan;

       (d) Purchases of shares by reinvestment of dividend or capital gain distributions;

       (e)  Rollovers to individual retirement accounts (IRAs);

       (f)  IRA conversions and recharacterizations;

       (g)  Re-registrations of shares in the same Vanguard Fund;

       (h) Conversions from one share class to another in the same Vanguard
           Fund;

       (i)  Transactions in Section 529 College Savings Plan accounts; and

       (j)  Redemptions of shares to pay fund or account fees.

4. Reallocation and rebalancing transactions completed by Plan participants, investment advisors, or investment advisory services will NOT be exempt from Redemption Fees.

5. Vanguard Fund Redemption Fee holding periods shall be calculated using calendar dates and shall include trade dates.

6. The Intermediary shall be responsible for the calculation and remittance of the correct amount of Redemption Fees.

7. (a) PREFERRED METHOD. If the Intermediary elects to utilize the NSCC's Short-Term Redemption Fee Processing Automation, the Redemption Fee shall be processed and settled through the Fund/SERV STR functionality, in accordance with applicable NSCC rules and procedures and any supplemental information or clarification furnished to the Intermediary in writing by Vanguard from time to time.

(b) ALTERNATE METHOD. If the Intermediary does not elect to utilize the NSCC's Short-Term Redemption Fee Processing Automation, the Redemption Fee shall be withheld from the redemption proceeds of each Redemption of Vanguard Fund shares, and shall be remitted to Vanguard monthly, or more frequently as the parties shall agree, as follows. Redemption Fees due as a result of transactions processed during each calendar month shall be accumulated and remitted via Federal Funds wire received by Vanguard no later than 4:00 p.m. Eastern time on the fifth Business Day of the following calendar month in accordance with the wiring instructions below:

         WIRE TO:                   Wachovia Bank NA
                                    Avondale, PA
         ABA:                       031201467
         FOR CREDIT TO:             Vanguard Fee Collection Account
         ACCOUNT NUMBER:            2000032593703
         FOR FURTHER CREDIT TO:     Master Account # [    ]

NOTE: THE ABOVE WIRING INSTRUCTIONS SHOULD BE USED ONLY FOR THE REMITTANCE OF REDEMPTION AND PURCHASE FEES ON TRANSACTIONS IN VANGUARD FUNDS, AND NOT FOR ANY OTHER PURPOSE.

8. On the same Business Day as each wire transfer of Redemption Fees, the Intermediary shall deliver via facsimile to (484) 582-4853 a spreadsheet in the form of the template attached to this Exhibit A indicating the allocation among the Vanguard Funds and the Separate Accounts' or the Intermediary's accounts of the fees remitted, which shall include the following information:

       -   Vanguard Fund number

       -   Master/client identification number

       -   CUSIP number

       -   Vanguard account number

       - Dollar amount of the Redemption Fees remitted for each Vanguard Fund account

Each such facsimile transmission shall include the name and telephone number of an Intermediary contact for purposes of any questions regarding the Redemption Fees remitted.

9. The Intermediary agrees to furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Intermediary's compliance with the terms of these procedures, including, without limitation, periodic certifications confirming such compliance. The Intermediary shall maintain records sufficient to identify the date and time of receipt of all Purchase and Redemption transactions resulting in Redemption Fees and shall make such records available upon request for examination by Vanguard or its designated representative or, at the written request of Vanguard, by appropriate governmental authorities or self-regulatory organizations.

B. VANGUARD FUNDS THAT CHARGE REDEMPTION FEES*

                                                                                     REDEMPTION FEE           HOLDING PERIOD
                                                                                 (APPLIES TO ALL LISTED   (APPLIES TO ALL LISTED
FUND NAME                                                 FUND NUMBER                SHARE CLASSES)           SHARE CLASSES)
---------------------------------------------------------------------------------------------------------------------------------
Vanguard Capital Opportunity Fund               0111 (Investor Shares)                    1%                Less than 1 year
                                                5111 (Admiral Shares)
Vanguard Consumer Discretionary Index Fund      5483 (Admiral Shares)                     2%                Less than 1 year
Vanguard Consumer Staples Index Fund            5484 (Admiral Shares)                     2%                Less than 1 year
Vanguard Convertible Securities Fund            0082 (Investor Shares)                    1%                Less than 1 year
Vanguard Developed Markets Index Fund           0227 (Investor Shares)                    2%               Less than 2 months
Vanguard Emerging Markets Stock Index Fund      0533 (Investor Shares)                   0.25%               All redemptions
(see Exhibit B for purchase fee information)    5533 (Admiral Shares)
                                                1354 (Signal Shares)
                                                0239 (Institutional Shares)
Vanguard Energy Fund                            0051 (Investor Shares)                    1%                Less than 1 year
                                                0551 (Admiral Shares)
Vanguard Energy Index Fund                      5480 (Admiral Shares)                     2%                Less than 1 year
Vanguard European Stock Index Fund              0079 (Investor Shares)                    2%               Less than 2 months
                                                0579 (Admiral Shares)
                                                1352 (Signal Shares)
                                                0235 (Institutional Shares)
Vanguard Financials Index Fund                  5486 (Admiral Shares)                     2%                Less than 1 year
Vanguard FTSE All-World ex-US Index Fund        0770 (Investor Shares)                    2%               Less than 2 months
                                                0881 (Institutional Shares)
Vanguard Health Care Fund                       0052 (Investor Shares)                    1%                Less than 1 year
                                                0552 (Admiral Shares)
Vanguard Health Care Index Fund                 5485 (Admiral Shares)                     2%                Less than 1 year
Vanguard High-Yield Corporate Fund              0029 (Investor Shares)                    1%                Less than 1 year
                                                0529 (Admiral Shares)
Vanguard Industrials Index Fund                 5482 (Admiral Shares)                     2%                Less than 1 year
Vanguard Information Technology Index Fund      5487 (Admiral Shares)                     2%                Less than 1 year
Vanguard Institutional Developed Markets Index  0234 (Institutional Shares)               2%               Less than 2 months
Fund
Vanguard International ExplorerTM Fund          0126 (Investor Shares)                    2%               Less than 2 months
Vanguard International Growth Fund              0081 (Investor Shares)                    2%               Less than 2 months
                                                0581 (Admiral Shares)
Vanguard International Value Fund               0046 (Investor Shares)                    2%               Less than 2 months
Vanguard Market Neutral Fund                    0634 (Investor Shares)                    1%                Less than 1 year
                                                0734 (Institutional Shares)
Vanguard Materials Index Fund                   5481 (Admiral Shares)                     2%                Less than 1 year
Vanguard Pacific Stock Index Fund               0072 (Investor Shares)                    2%               Less than 2 months
                                                0572 (Admiral Shares)
                                                1353 (Signal Shares)
                                                0237 (Institutional Shares)
Vanguard Precious Metals & Mining Fund          0053 (Investor Shares)                    1%                Less than 1 year
Vanguard PRIMECAP Fund                          0059 (Investor Shares)                    1%                Less than 1 year
                                                0559 (Admiral Shares)
Vanguard PRIMECAP Core Fund                     1220 (Investor Shares)                    1%                Less than 1 year
Vanguard REIT Index Fund                        0123 (Investor Shares)                    1%                Less than 1 year
                                                5123 (Admiral Shares)
                                                1355 (Signal Shares)
                                                3123 (Institutional Shares)
Vanguard Selected Value Fund                    0934 (Investor Shares)                    1%                Less than 1 year
Vanguard Tax-Managed Balanced Fund              0103 (Investor Shares)                    1%                Less than 5 years
Vanguard Tax-Managed Capital Appreciation Fund  0102 (Investor Shares)                    1%                Less than 5 years
                                                5102 (Admiral Shares)
                                                0135 (Institutional Shares)
Vanguard Tax-Managed Growth and Income Fund     0101 (Investor Shares)                    1%                Less than 5 years
                                                5101 (Admiral Shares)
                                                0l36 (Institutional Shares)

                                                                                     REDEMPTION FEE           HOLDING PERIOD
                                                                                 (APPLIES TO ALL LISTED   (APPLIES TO ALL LISTED
FUND NAME                                                 FUND NUMBER                SHARE CLASSES)           SHARE CLASSES)
---------------------------------------------------------------------------------------------------------------------------------
Vanguard Tax-Managed International Fund         0127 (Investor Shares)                    1%                Less than 5 years
                                                0137 (Institutional Shares)
Vanguard Tax-Managed Small-Cap Fund             0116 (Investor Shares)                    1%                Less than 5 years
                                                0118 (Institutional Shares)
Vanguard Telecommunication Services Index Fund  5488 (Admiral Shares)                     2%                Less than 1 year
Vanguard Total International Stock Index Fund   0113 (Investor Shares)                    2%               Less than 2 months
Vanguard Total World Stock Index Fund           0628 (Investor Shares)                    2%               Less than 2 months
                                                0826 (Institutional Shares)
Vanguard Utilities Index Fund                   5489 (Admiral Shares)                     2%                Less than 1 year

------------

* The availability of funds may vary because of fund openings and closings or changes in minimum initial investments.

                                REDEMPTION FEES

Intermediary Name:                                          Contact Name:
Intermediary Address:                                       Phone Number:
                                                            E-mail address:

TIN

                                                CUSIP                                      REDEMPTION
FUND NUMBER        MASTER OR CLIENT ID          NUMBER          ACCOUNT NUMBER             FEE AMOUNT
-------------------------------------------------------------------------------------------------------------
                                                              Total                                      0.00

                                   EXHIBIT B

                            PURCHASE FEE PROCEDURES

1. Beginning on the date on which the Intermediary offers any shares of a Vanguard Fund that imposes a purchase fee, the intermediary will assess a purchase fee on shares of the Vanguard Funds identified below purchased by a Separate Account (the "Purchase Fee"). For purposes of tracking and assessing the Purchase Fee, all Separate Account acquisitions of shares as a result of (a) a purchase or an exchange into the sub-account investing in the Vanguard Fund,
(b) a Plan participant-initiated asset transfer into the sub-account investing in the Vanguard Fund, or (c) a Plan participant-initiated rollover into the sub-account investing in the Vanguard Fund shall be considered "purchases" (a "Purchase").

2. The following transactions will not be considered Purchases for purposes of these Purchase Fee Procedures:

       (a) Purchases of shares by reinvestment of dividends or capital gains distributions;

       (b) Transfers or re-registrations within the Vanguard Fund; and

       (c)  Conversions from one share class to another in the Vanguard Fund.

3. The Purchase Fee shall be withheld from the settlement of each Purchase of Vanguard Fund shares, and shall be remitted to Vanguard monthly, or more frequently as the parties shall agree, as follows. Purchase Fees due as a result of transactions processed during each calendar month shall be accumulated and remitted via Federal Funds wire received by Vanguard no later than 4:00 p.m. Eastern time on the fifth Business Day of the following calendar month in accordance with the wiring instructions below:

            WIRE TO:                        Wachovia Bank NA
                                            Avondale, PA
            ABA:                            031201467
            FOR CREDIT TO:                  Vanguard Fee Collection Account
            ACCOUNT NUMBER:                 2000032593703
            FOR FURTHER CREDIT TO:          Master Account # [      ]

NOTE: THE ABOVE WIRING INSTRUCTIONS SHOULD BE USED ONLY FOR THE REMITTANCE OF REDEMPTION AND PURCHASE FEES ON TRANSACTIONS IN VANGUARD FUNDS, AND NOT FOR ANY OTHER PURPOSE.

4. On the same Business Day as each wire transfer of Purchase Fees, the Intermediary shall deliver via facsimile to (484) 582-4853 a spreadsheet in the form of the template attached to this Exhibit B indicating the allocation among the Intermediary's accounts of the Purchase Fees remitted, which shall include the following information:

       -   Fund number

       -   Master/client identification number

       -   CUSIP

       -   Vanguard account number

       -   Dollar amount of the Purchase Fees remitted

Each such facsimile transmission shall include the name and telephone number of an Intermediary contact for purposes of any questions regarding the Purchase Fees remitted.

5. The Intermediary agrees to furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Intermediary's compliance with the terms of these procedures, including, without limitation, periodic certifications confirming such compliance. The Intermediary shall maintain records sufficient to identify the date and time of receipt of all Purchases resulting in Purchase Fees and shall make such records available upon request for examination by Vanguard or its designated representative or, at the written request of Vanguard, by appropriate governmental authorities or self-regulatory organizations.

                   VANGUARD FUNDS THAT CHARGE PURCHASE FEES*

                                                                                   PURCHASE FEE (APPLIES TO ALL
FUND NAME                                                   FUND NUMBER               LISTED SHARE CLASSES)
----------------------------------------------------------------------------------------------------------------
Vanguard Emerging Markets Stock Index Fund          0533 (Investor Shares)                    0.25%
                                                    5533 (Admiral Shares)
                                                    1354 (Signal Shares)
                                                    0239 (Institutional Shares)
Vanguard Total World Stock Index Fund               0628 (Investor Shares)                    0.25%
                                                    0826 (Institutional Shares)

------------

* The availability of funds may vary because of fund openings and closings or changes in minimum initial investments.

                                 PURCHASE FEES

Intermediary Name:                                          Contact Name:
Intermediary Address:                                       Phone Number:
                                                            E-mail address:

TIN

                                                CUSIP                                       PURCHASE
FUND NUMBER        MASTER OR CLIENT ID          NUMBER          ACCOUNT NUMBER             FEE AMOUNT
-------------------------------------------------------------------------------------------------------------
                                                              Total                           0.00

                                   EXHIBIT C

                        CURRENT FREQUENT TRADING POLICY

ATTACHED BELOW IS THE INTERMEDIARY'S CURRENT FREQUENT TRADING POLICY. THIS POLICY IS PROVIDED TO CONTRACT OWNERS AND/OR PLAN PARTICIPANTS OF THE PLAN. REFERENCES TO "YOU" ARE INTENDED TO ADDRESS THE CONTRACT OWNER OR PLAN PARTICIPANT IN THE PLAN. ANY REFERENCES TO "HARTFORD," "WE," "OUR" OR US" SHALL BE DEEMED TO BE REFERENCES TO THE INTERMEDIARY.

INTRODUCTION

OVERVIEW -- You may make transfers between the Sub-Accounts offered in this contract according to our policies and procedures as amended from time to time.

Hartford contracts are not designed to serve as vehicles for frequent trading in response to short-term fluctuations in the market. Frequent trading can disrupt management of underlying Funds and may raise transactional costs This in turn can have an adverse effect on Sub-Account performance and ultimately your account's performance.

We employ a "20 Transfer rule" to help curb frequent Sub-Account transfers. Under this policy, you are allowed to submit a total of 20 Sub-Account transfer requests each Calendar Year for their Participant Account. Once these 20 Sub-Account transfers have been requested, transfer requests by telephone. Voice Response Unit, via the Internet or sent by same day mail or courier service will not be accepted. You may only submit any additional Sub-Account transfer requests only in writing by U.S. Mail or overnight delivery service.

We may make changes to this policy at any time.

In addition to the Hartford policy, the underlying Funds or the plan sponsor may implement their own policies designed to restrict excessive trading.

SUB-ACCOUNT TRANSFER POLICY

CAN YOU TRANSFER FROM ONE SUB-ACCOUNT TO ANOTHER?

During those phases of your Contract when transfers are permissible, you may make transfers between Sub-Accounts according to the following policies and procedures, as they may be amended from time to time.

WHAT IS A SUB-ACCOUNT TRANSFER?

A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Participant Account value among the Funds available in your Contract. Your transfer request will be processed as of the end of the Valuation Day that it is received in good order. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.

WHAT HAPPENS WHEN YOU REQUEST A SUB-ACCOUNT TRANSFER?

Many Participants request Sub-Account transfers. Some request transfers into (purchases) a particular Sub-Account, and others request transfers out of (redemptions) a particular Sub-Account. In addition, some Participants allocate Contributions to Sub-Accounts, and others request Surrenders. We combine all the daily requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determine how many shares of that Fund we would need to sell to satisfy all Participants' "transfer-out" requests. At the same time, we also combine all the daily requests to transfer into a particular Sub-Account or Contributions allocated to that Sub-Account and determine how many shares of that Fund we would need to buy to satisfy all Participants' "transfer-in" requests.

In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.

We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliate. We also combine many of the purchases of that particular Fund for many of the products we offer. We then "net" these trades by offsetting purchases against redemptions. Netting trades has no impact on the price you pay for or receive upon the purchase or sale of an investment option. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.

For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Participants and the owner of other products offered by us, want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000) (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.

WHAT RESTRICTIONS ARE THERE ON YOUR ABILITY TO MAKE A SUB-ACCOUNT TRANSFER?

FIRST, YOU MAY MAKE ONLY ONE SUB-ACCOUNT TRANSFER REQUEST EACH DAY. We limit each Participants to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one "Sub-Account transfer", however, you cannot transfer the same Participant Account value more than once a Valuation Day.

For Example:

       - If the only transfer you make on a day is a transfer of $10,000 from one Sub-Account into another Sub-Account, it would count as one Sub-Account transfer.

       - If, however, on a single day you transfer $10,000 out of one Sub-Account into five other Sub-Accounts (dividing the $10,000 among the five other Sub-Accounts however you chose), that day's transfer activity would count as one Sub-Account transfer.

       - Likewise, if on a single day you transferred $10,000 out of one Sub-Account into ten other Sub-Accounts (dividing the $10,000 among the ten other Sub-Accounts however you chose), that day's transfer activity would count as one Sub-Account transfer.

       - Conversely, if you have $10,000 in Participant Account value distribution among 10 different Sub-Accounts and you request to transfer the Participant Account value in all those Sub-Accounts into one Sub-Account, that would also count as one Sub-Account transfer.

       - However, you cannot transfer the same Participant Account value more than once in one day. That means if you have $10,000 in a Money Market Fund Sub-Account and you transfer all $10,000 into a

     Stock Fund Sub-Account, on that same day you could not then transfer the $10,000 out of the Stock Fund Sub-Account into another Sub-Account. 26

SECOND, YOU ARE ALLOWED TO SUBMIT A TOTAL OF 20 SUB-ACCOUNT TRANSFERS EACH CALENDAR YEAR (the "Transfer Rule") by U.S. Mail, Voice Response Unit, Internet, telephone, same day mail or courier service. Once you reach the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests (and any trade cancellation requests) in writing through U.S. Mail or overnight delivery service. In other words, Voice Response Unit, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone, Voice Response Unit or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.

We may aggregate a Contract owner's Contracts or a Participant's Participant Accounts for the purposes of enforcing these restrictions.

The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company sponsored asset allocation or Dollar Cost Averaging program Reallocations made based on a Fund merger or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.

The Contracts provide for a transfer Fee of $5 that applies to each transfer in excess of 12 made in a Participant Contract Year. We do not currently charge the $5 Transfer Fee. We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.

THIRD, POLICIES HAVE BEEN DESIGNED TO RESTRICT EXCESSIVE SUB-ACCOUNT TRANSFERS. You should not purchase or become a Participant under this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don't purchase or become a Participant under this Contract if you plan to engage in "market timing." which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even if you do not engage in market timing, certain restrictions may be imposed on you, as discussed below:

FUND TRADING POLICIES

You are subject to Fund trading policies, if any, We are obligated to provide, at the Fund's request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund's agent to help monitor compliance with that Fund's trading policy.

We are obligated to follow each Fund's instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning Sub-Account transfers into a Fund or other funds within that fund complex. These penalties will affect a Contract Owner's or Participant's ability to purchase shares of the underlying funds. We are not authorized to grant exceptions to a Fund's trading policy. Please refer to each Fund's prospectus for more information.

Fund trading policies do not apply or may be limited. For instance:

       - Certain types of financial intermediaries may not be required to provide us with shareholder information.

       - "Excepted funds" such money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.

       - A Fund can decide to exempt categories of Contract Owners whose contracts are subject to inconsistent trading restrictions or none at all.

       - Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company sponsored contractual or systematic program such as transfers of assets as a result of "dollar cost averaging" programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs, (ii) as a result of the payment of a Death Benefit; (iii) as a result of any deduction of charges or fees under a Contract; or (iv) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan contributions.

POSSIBILITY OF UNDETECTED ABUSIVE TRADING OR MARKET TIMING. We may not be able to detect or prevent all abusive trading activities. For instance,

       - Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.

       - Certain forms of variable annuities and types of Funds may be attractive to market timers. We can not provide assurances that we will be capable of addressing possible abuses in a timely manner.

       - Our policies apply only to individuals and entities that own or are Participants under this Contract However. the Funds that make up the Sub-Accounts of this Contract are available for use with many different variable life insurance policies, variable annuity products and funding agreements, and they are offered directly to certain qualified retirement plans. Some of these products and plans may have different or less restrictive transfer rules or no transfer restrictions at all.

HOW ARE YOU AFFECTED BY FREQUENT SUB-ACCOUNT TRANSFERS?

We are not responsible for losses or lost investment opportunities associated with the effectuation of these policies. Frequent Sub-Account transfers may result in the dilution of the value of the outstanding securities issued by a Fund as a result of increased transaction costs and lost investment opportunities typically associated with maintaining greater cash positions. This can adversely impact Fund performance and, as a result, the performance of your Participant Account. This may also lower the Death Benefit paid to your Beneficiary or lower Annuity Payouts for your payee as well as reduce value of other optional benefits available under your Contract.

Separate Account investors could be prevented from purchasing Fund shares if we reach an impasse on the execution of a Fund's trading instructions. In other words, a Fund complex could refuse to allow new purchases of shares by all our variable product investors if the Fund and we can not reach a mutually acceptable agreement on how to treat an investor who, in a Fund's opinion, has violated the Fund's trading policy.

In some cases, we do not have the tax identification number or other identifying information requested by a Fund in our records. In those cases, we rely on the Contract Owner to provide the information. If the Contract Owner does not provide the information, we may be directed by the Fund to restrict the Contract Owner from further purchases of Fund shares. In those cases, all Participants under a plan funded by the Contract will also be precluded from further purchases of Fund shares.

                                   EXHIBIT D

                      SHARE CLASS ELIGIBILITY REQUIREMENTS

1. Share Classes. Accounts in Vanguard Funds maintained by the Intermediary may qualify for Admiral Shares, Signal Shares, Institutional Shares and/or Institutional Plus Shares, if and to the extent available from time to time, by satisfying the applicable requirements set forth below. The Intermediary shall be responsible for ensuring that only those accounts and/or Plans that satisfy all applicable eligibility requirements below receive and continue to hold Admiral Shares, Signal Shares, Institutional Shares or Institutional Plus Shares, as appropriate, and/or such additional or substitute share classes as the Vanguard Funds may offer from time to time. Vanguard and the Vanguard Funds reserve the right to discontinue availability of any one or more share classes at any time and for any reason without prior notice.

2. Admiral Shares. Except as set forth in Section 3 of this Exhibit with respect to Admiral Shares of Signal Funds (as defined in such Section 3):

(a) For each Vanguard Fund (other than any Signal Fund), all purchases of Admiral Shares and any conversions from Investor Shares to Admiral Shares must be attributable to a Plan that has, or immediately after the transaction will have, a minimum of $100,000 invested in the Vanguard Fund through a Separate Account (an "Admiral Qualifying Plan");

(b) Assets beneficially owned by multiple Plans may not be aggregated to meet the $100,000 minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(c) Assets beneficially owned by a Plan in the same Vanguard Fund through multiple accounts may not be aggregated to meet the $100,000 minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(d) Intermediaries seeking Admiral Shares for other account arrangements should contact Vanguard for eligibility requirements;

(e) The Intermediary shall request a purchase of Admiral Shares, or a conversion from Investor Shares to Admiral Shares, on behalf of an Admiral Qualifying Plan via a Fund/SERV transmission; and

(f) In the event that a Plan holding Admiral Shares a Separate Account no longer meets the $100,000 minimum or no longer satisfies Vanguard's criteria for aggregation, the Intermediary will promptly direct Vanguard to reclassify the appropriate amount of assets from Admiral Shares to Investor Shares, if available, within the Intermediary's Vanguard accounts. In addition, Vanguard may, without direction from the Intermediary, reclassify the appropriate amount of assets from Admiral Shares to Investor Shares, if available, within the Intermediary's Vanguard accounts, or exercise any other rights set forth in the applicable Vanguard Fund's then-current prospectus and the Vanguard Funds' then-effective Multiple Class Plan, with respect to a Plan holding Admiral Shares through a Separate Account that no longer meets the $100,000 minimum or no longer satisfies Vanguard's criteria for aggregation.

(g) Upon the request of Vanguard from time to time, the Intermediary will submit to Vanguard a report listing (i) each Plan that beneficially owns Admiral Shares through a Separate Account and (ii) the amount of each Vanguard Fund's Admiral Shares held by the Intermediary for each such Plan (in dollars and shares). This information will he provided separately for each Vanguard Fund and each account maintained by the Intermediary. All such information will be kept confidential by Vanguard, will not be disclosed to any unaffiliated third party and will be used solely for purposes of monitoring compliance with the eligibility requirements of the Admiral Shares program.

3. Signal Shares Eligibility Requirements. Effective June 1, 2007, the Intermediary is not permitted to establish a new account in Admiral Shares of any Vanguard Fund that offers Signal Shares (such funds are listed on Attachment A to this Agreement) (each, a "Signal Fund"), purchase Admiral Shares of a Signal Fund on behalf of a Plan, or convert Investor Shares of any Signal Fund to Admiral Shares of such fund. The Intermediary shall be eligible to hold and purchase Signal Shares of Signal Funds provided the Intermediary or the appropriate Plan or Vanguard Institutional Client (as defined in Section 3(c) below), as the case may be, satisfies the following requirements as and to the extent applicable.

(a) Conversion from admiral Shares; Grace Period. All Signal Shares acquired by the Intermediary on or prior to October 5, 2007 (the "Conversion Date") by conversion from Signal Fund Admiral Shares (such shares, "Converted Shares") shall be exempt from reclassification to Investor Shares, as described in
Section 3(f) below, permanently with respect to Converted Shares held by or on behalf of Plans ("Grandfathered Plans").

(b) Plan Eligibility. For each Signal Fund, all purchases of Signal Shares and any conversions from Investor Shares to Signal Shares must be attributable to a Plan (other than a Grandfathered Plan) that has, or immediately after the transaction will have, a minimum of $1,000,000 invested in the Signal Fund through a Separate Account. Assets beneficially owned by multiple Plans may not be aggregated to meet the $1,000,000 minimum investment, and assets beneficially owned by a Plan in the same Signal Fund through multiple accounts may not be aggregated to meet the $1,000,000 minimum investment, in each case except as approved by Vanguard in accordance with criteria established by Vanguard. Grandfathered Plans may purchase additional Signal Shares of, and may establish new Signal Share accounts in, any Signal Funds held by or on behalf of such Grandfathered Plans as of the Conversion Date. The requirements of this Section 3(b) apply to each Plan serviced by the Intermediary.

(c) Vanguard institutional Client Eligibility. With respect to non-Grandfathered Plans that are Vanguard Institutional Clients, all purchases of Signal Shares and any conversions from Investor Shares to Signal Shares must be attributable to a Vanguard Institutional Client that has, or immediately after the transaction will have, a minimum of $1,000,000 invested in the Signal Fund through a Separate Account. Assets beneficially owned by multiple Vanguard Institutional Clients may not be aggregated to meet the $1,000,000 minimum investment, and assets beneficially owned by a Vanguard Institutional Client in the same Signal Fund through multiple accounts may not be aggregated to meet the $1,000,000 minimum investment, in each case except as approved by Vanguard in accordance with criteria established by Vanguard. This requirement applies to each Vanguard Institutional Client serviced by the Intermediary. For purposes of this Section 3, "Vanguard Institutional Client" shall mean a Plan or Plan sponsor that is the beneficial owner of Vanguard Fund shares and has a special servicing arrangement with Vanguard, but for which Vanguard does not provide full service plan recordkeeping or administrative services. Vanguard will be responsible for identifying to the Intermediary those Vanguard Institutional Clients known to Vanguard to be trading through a Separate Account.

(d) Acquiring Signal Shares by Purchase or Conversion from Investor Shares. The Intermediary shall request a purchase of Signal Shares, or a conversion from Investor Shares to Signal Shares, on behalf of an eligible Plan via a Fund/SERV transmission.

(e) Vanguard Funds Not Offering Signal Shares. The Intermediary shall be permitted to purchase and hold, on behalf of Plans, Admiral Shares of any Vanguard Fund that does not and will not offer Signal Shares, subject to applicable Admiral Shares eligibility requirements in effect from time to time.

(f) Reclassification to Investor Shares. Subject to the provisions of Section 3(a) above, in the event that a Plan (other than a Grandfathered Plan) holding Signal Shares through a Separate Account no longer satisfies the applicable Signal Shares eligibility requirements, the Intermediary will promptly direct Vanguard to reclassify the appropriate amount of assets from Signal Shares to Investor Shares within the Intermediary's Vanguard accounts. In addition, Vanguard may, without direction from the Intermediary, reclassify the appropriate amount of assets from Signal Shares to Investor Shares within the Intermediary's Vanguard accounts, or exercise any other rights set forth in the applicable Vanguard Fund's then-current prospectus and the Vanguard Funds' then-effective Multiple Class Plan, with respect to a Plan (other than a Grandfathered Plan) holding Signal Shares through a Separate Account that no longer satisfies the applicable eligibility requirements.

(g) Intermediary Reporting. In order to enable Vanguard to (x) ensure the Intermediary's compliance with these Signal Shares eligibility requirements, and
(y) identify those Plans that hold Signal Shares but are not eligible to do so, the Intermediary agrees to furnish Vanguard with the following information, upon Vanguard's written request with reasonable advance notice:

       (i) A report identifying, as applicable (A) each Plan that owns Signal Shares through a Separate Account and the Signal Fund accounts in which such assets are maintained; and (B) the amount of each Signal Fund's Signal Shares held by each Plan (in dollars and shares). This information will be provided separately for each Signal Fund and will reflect Signal Share account balances as of the most recent month end.

       (ii) A description of the Intermediary's policies and procedures for implementation of the Signal Shares eligibility rules applicable to Plans investing in Signal Shares through a Separate Account.

       (iii) Such other or additional reporting or information as Vanguard may specify in order to ensure compliance with applicable Signal Shares eligibility requirements.

All such information will be kept confidential by Vanguard, will not be disclosed to any unaffiliated third party and will be used solely for purposes of monitoring compliance with the eligibility requirements of the Signal Shares program.

4.  INSTITUTIONAL SHARES ELIGIBILITY REQUIREMENTS.

(a) For each Vanguard Fund, all purchases of Institutional Shares and any conversions from Investor Shares, Admiral Shares or Signal Shares to Institutional Shares must be attributable to a Plan that has, or immediately after the transaction will have, a minimum of $5,000,000*invested in the Vanguard Fund through a Separate Account (an "Institutional Qualifying Plan");

(b) Assets beneficially owned by multiple Plans may not be aggregated to meet the $5,000,000" minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(c) Assets beneficially owned by a Plan in the same Vanguard Fund through multiple accounts may not be aggregated to meet the $5,000,000* minimum investment, except as approved by Vanguard in accordance with criteria established by Vanguard;

(d) Intermediaries seeking Institutional Shares for other account arrangements should contact Vanguard for eligibility requirements;

(e) The Intermediary shall request a purchase of Institutional Shares, or a conversion from any other class of shares to Institutional Shares, on behalf of an Institutional Qualifying Plan by providing a written notification to Vanguard identifying the Institutional Qualifying Plan and the value of shares held in the relevant Vanguard Fund offering Institutional Shares; and

(f) In the event that a Plan holding Institutional Shares through a Separate Account no longer meets the $5,000,000* minimum or no longer satisfies Vanguard's criteria for aggregation, the Intermediary will promptly direct Vanguard to reclassify the appropriate amount of assets from Institutional Shares to Signal Shares. Admiral Shares or Investor Shares, as appropriate and if available, within the Intermediary's Vanguard accounts. In addition, Vanguard may, without direction from the Intermediary, reclassify the appropriate amount of assets from institutional Shares to Signal Shares, Admiral Shares or Investor Shares, is appropriate, within the Intermediary's Vanguard accounts, or exercise any other rights set forth in the applicable Vanguard Fund's then-current prospectus and the Vanguard Funds" then-effective Multiple Class Plan, with respect to a Plan holding Institutional Shares through a separate Account that no longer meets the $5,000,000* minimum or no longer satisfies Vanguard's criteria for aggregation.

(g) Upon the request of Vanguard from time to time, the Intermediary will submit to Vanguard a report listing (i) each Plan that beneficially owns Institutional Shares through a Separate Account, and (ii) the amount of each Vanguard Fund's Institutional Shares held by the Intermediary for each such Plan (in dollars and shares).This information will be provided separately for each Vanguard Fund and each account maintained by the Intermediary. All such information will be kept confidential by Vanguard, will not be disclosed to any unaffiliated third parry and will be used solely for purposes of monitoring compliance with the eligibility requirements of the Institutional Shares program.

------------

* Required minimum for Vanguard Intermediate-Term Bond Index Fund Institutional Shares is $25,000,000; for Vanguard Long-Term Bond Index Fund Institutional Shares is $25,000,000; for Vanguard Short-Term Investment-Grade Fund Institutional Shares is $50,000,000; for Vanguard Institutional Total Bond Market Index Fund Institutional Shares. $100,000,000; and for Vanguard Institutional Total stock Market Index Fund Institutional Shares, $100,000,000. The availability of funds may vary because of fund openings and closings or changes in minimum investments.

5.  INSTITUTIONAL PLUS SHARES ELIGIBILITY REQUIREMENTS.

(a) For each Vanguard Fund, all purchases of Institutional Plus Shares and any conversions from any other class of shares to Institutional Plus Shares must be attributable to a Plan that has, or immediately after the transaction will have, the minimum amount specified in the relevant Vanguard Fund's Institutional Plus Shares prospectus invested in the Vanguard Fund through a Separate Account (an "Institutional Plus Qualifying Plan");

(b) Assets beneficially owned by multiple Plans may not be aggregated to meet the required investment minimum, except as approved by Vanguard in accordance with criteria established by Vanguard;

(c) Assets beneficially owned by a Plan in the same Vanguard Fund through multiple accounts may not be aggregated to meet the required investment minimum, except as approved by Vanguard in accordance with criteria established by Vanguard;

(d) Intermediaries seeking Institutional Plus Shares for other account arrangements should contact Vanguard for eligibility requirements;

(e) The Intermediary shall request a purchase of Institutional Plus Stares, or a conversion from any other class of shares to Institutional Plus Shares, on behalf of an Institutional Plus Qualifying Plan by providing a written notification to Vanguard identifying the Institutional Plus Qualifying Plan and the value of shares held in the relevant Vanguard Fund offering Institutional Plus Shares; and

(f) In the event that a Plan holding Institutional Plus Shares through a Separate Account no longer meets the required investment minimum or no longer satisfies Vanguard's criteria for aggregation, the Intermediary will promptly direct Vanguard to reclassify the appropriate amount of asset from Institutional Plus Shares to Institutional Shares, Signal Shares, Admiral Shares or Investor Shares, as appropriate and if available, within the Intermediary's Vanguard accounts. In addition, Vanguard may, without direction from the Intermediary, reclassify the appropriate amount of assets from Institutional Plus Shares to Institutional Shares, Signal Shares, Admiral Shares or Investor Shares, as appropriate, within the Intermediary's Vanguard accounts, or exercise any other rights set forth in the applicable Vanguard Fund's then-current prospectus and the Vanguard Funds' then-effective Multiple Class Plan, with respect to a Plan holding Institutional Plus Shares through a Separate Account that no longer meets the required investment minimum or no longer satisfies Vanguard's criteria for aggregation.

(g) Upon the request of Vanguard from time to time, the Intermediary will submit to Vanguard a report listing (i) each Plan that beneficially owns Institutional Plus Shares through a Separate Account, and (ii) the amount of each Vanguard Fund's Institutional Plus Shares held by the Intermediary for each such Plan (in dollars and shares). This information will be provided separately for each Vanguard Fund and each account maintained by the Intermediary. All such information will be kept confidential by Vanguard, will not be disclosed to any unaffiliated third party and will be used solely for purposes of monitoring compliance with the eligibility requirements of the Institutional Plus Shares program.

                                   EXHIBIT E

                             FIRM INFORMATION FORM

IMPORTANT INFORMATION ABOUT OPENING A NEW ACCOUNT: Vanguard is required by federal law to obtain from each person who opens an account certain personal information -- including name, address, and date of birth among other information -- that will be used to verify identity. If you do not provide us with this information, we will not be able to open the account. If we are unable to verify your identity, Vanguard reserves the right to close your account or take other steps we deem reasonable.

(PLEASE PRINT, PREFERABLY IN BLACK INK)

1.   NAME OF FIRM     Please check the box, if applicable:

                      / / Employee benefit plan established under ERISA
--------------------

2.  FIRM INFORMATION

Citizenship: / / U.S. Citizen or
/ / Resident Alien or / / Nonresident     Country of citizenship for
Alien                                     nonresident alien

                                          / / Applied for.
----------------------------------------

Employer Identification Number, or  Date of application:
Qualified Intermediary Employer
Identification Number (IF A
NON-U.S. ENTITY)

-----------------------------------------------------------------------------
Street Address or APO/FPO (A P.O. BOX OR RURAL ROUTE NUMBER IS NOT
ACCEPTABLE)

----------------------------------------------------------------
City                  State                 Zip Code

Daytime Telephone                         Evening Telephone Number
Number

3.  TYPE OF ACCOUNT

IMPORTANT: PLEASE SEND US, ALONG WITH THIS FORM, A COPY OF THE DOCUMENTATION REQUIRED FOR THE ACCOUNT REGISTRATION TYPE SPECIFIED BELOW, OR THERE MAY BE A DELAY IN ESTABLISHING THE ACCOUNT OR ACCOUNT OPTIONS.

                                                           DOCUMENTS REQUIRED
/ /   Corporation                                          Articles of Incorporation or state-issued charter or
                                                           Certificate of Good Standing.
/ /   Endowment                                            Pages in trust document that show the name of the
                                                           endowment and a listing of all trustees and their
                                                           signatures.
/ /   Foundation                                           Articles of Incorporation.
/ /   Partnership                                          Partnership Agreement.
/ /   Professional Association or Corporation; Limited     Articles of Association, Certificate of Organization, or
      Liability Corporation                                similar document.
/ /   Sole Proprietorship                                  Document filed to form the proprietorship.
/ /   Unincorporated Enterprise                            Document evidencing the existence of the enterprise,
                                                           such as the charter or resolution.
/ /   Other                                                Document filed to form the organization (if a legal
                                                           entity), or organization bylaws or similar document (if
                                                           not a legal entity).

------------

(PLEASE SPECIFY TYPE)

CHECK ONE OF THE FOLLOWING IF IT DESCRIBES THE ORGANIZATION OPENING THE ACCOUNT:

/ / Broker/Dealer     / / National Bank     / / Government Agency or
                                            Instrumentality

/ / Mutual Fund       / / State-Regulated   / / Publicly Traded on the Nasdaq
                      Bank                  (Except Small-Cap Issues), NYSE, or
                                            AMEX

                                                         -----------------------
                                                          (ENTER TICKER SYMBOL.)

4.  NAMES AND SIGNATURES OF AUTHORIZED SIGNERS

The undersigned hereby certify that all information provided on this Firm Information Form is true, correct, and complete.

--------------------------------
Name

------------------------------------------------------------------------
Signature/Title                      Date

--------------------------------
Name

------------------------------------------------------------------------
Signature/Title                      Date

                                                                          [LOGO]
                                                                        VANGUARD

December 19, 2011                                 P.O. Box 2900
                                                  Valley Forge, PA 19482-2900
                                                  www.vanguard.com

RE:     Attachment A - Vanguard Large Transaction Table
        Exhibit B -- Purchase Fee Table

Dear Trading Partner:

Thank you for investing in Vanguard(R) funds. Attached is an updated version of our Large Transaction Table. This table provides a complete list of Fund/SERV-eligible Vanguard Funds, including their dividend schedules and fee information. Please replace your existing table with this updated version and forward it to your respective trading areas. All revised information has been shaded in gray.

The Exhibit B - Purchase Fee Table of your Vanguard contract has been updated with the most recent changes to the Emerging Markets Stock Index Funds and the Total World Stock Index Funds. Please file this updated version with your contract.

Thank you in advance for adhering to these new requirements. If you have any questions of would like to update your contact information, please contact us at contracts@vanguard.com or 1-800-669-0498.

Sincerely,

/s/ Mary T. Sullivan

Mary T. Sullivan
Senior Manager
Vanguard Financial Advisor Services

Enclosure --  Attachment A - Vanguard Large Transaction Table
              Exhibit B - Purchase Fee Table

VANGUARD FUNDS THAT CHARGE PURCHASE FEES*

                                                                                                  PURCHASE FEE
                                                                                                (APPLIES TO ALL
                                                                                                  LISTED SHARE
FUND NAME*                                                              FUND NUMBER                 CLASSES)
----------------------------------------------------------------------------------------------------------------
Vanguard Emerging Markets Stock Index Fund                    0533 (Investor Shares)                 0.25%
                                                              5533 (Admiral Shares)
                                                              1354 (Signal Shares)
                                                              1239 (Institutional Shares)
                                                              1865 (Instit Plus Shares)
Vanguard FTSE All-World ex-US Small-Cap Index Fund            1684 (Investor Shares)                 0.75%
                                                              0884 (Institutional Shares)
Vanguard Global ex-U.S. Real Estate Index Fund                738 (Investor Shares)                  0.25%
                                                              1758 (Signal Shares)
                                                              1858 (Institutional Shares)
Vanguard Short-Term Corporate Bond Index Fund                 1945 (Signal Shares)                   0.25%
                                                              1645 (Institutional Shares)
Vanguard Intermediate-Term Corporate Bond Index Fund          1946 (Signal Shares)                   0.50%
                                                              1646 (Institutional Shares)
Vanguard Long-Term Corporate Bond Index Fund                  1947 (Signal Shares)                   1.00%
                                                              1647 (Institutional Shares)
Vanguard Extended Duration Treasury Index Fund                1275 (Institutional Shares)            0.25%
                                                              1276 (Instit Plus Shares)

------------

* The availability of funds may vary because of fund openings and closings or changes in minimum initial investments.